As filed with the Securities and Exchange Commission on December 8, 2005
                              Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         Velocity Asset Management, Inc.
                 (Name of small business issuer in its charter)


          Delaware                         6153                  65-0008442
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                       48 S. Franklin Turnpike, 3rd Floor
                                Ramsey, NJ 07446
                                 (201) 760-6306
          (Address and telephone number of principal executive offices)


                                John C. Kleinert
                      President and Chief Executive Officer
                       48 S. Franklin Turnpike, 3rd Floor
                            Ramsey, New Jersey 07446
                                 (201) 760-6306
            (Name, address and telephone number of agent for service)


                                   Copies to:

                              Steven A. Saide, Esq.
                             Stuart Neuhauser, Esq.
                             Sarah E. Williams, Esq.
                         Ellenoff Grossman & Schole LLP
                        370 Lexington Avenue, 19th Floor
                            New York, New York 10017
                                 (212) 370-1300
                               Fax: (212) 370-7889


Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
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             Title of each class                    Amount to be         Proposed maximum         Proposed maximum       Amount of
                of securities                      registered(1)              offering           aggregate offering    registration
               to be registered                                                price                  price(2)              fee
------------------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.001 per share(3)          1,104,005               $2.53(4)                $2,793,133           $328.75
------------------------------------------------------------------------------------------------------------------------------------
common stock, par value $0.001 per share,              260,000                3.10(4)                $  806,000           $ 94.87
underlying warrants
------------------------------------------------------------------------------------------------------------------------------------
Total                                                1,364,005                                       $3,316,239           $423.62
------------------------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
     (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.
     (3) Represents shares issuable upon conversion of obligations underlying a convertible debenture issued to the selling stockholder.
     (4) Represents the higher of: (i) the exercise or conversion price of the convertible security and (ii) the offering price of securities of the same class as the common stock underlying the convertible security calculated in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to 457(g) under the Securities Act.


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Preliminary Prospectus              Subject To Completion Dated December 8, 2005


                         VELOCITY ASSET MANAGEMENT, INC.

                        1,364,005 Shares of Common Stock

         This prospectus relates to the public offering of up to 1,364,005 shares of our common stock, par value $0.0001 per share, for sale by the selling stockholder, for its own account. These shares include up to 926,733 shares of common stock issuable upon the conversion of a convertible debenture, up to 200,000 shares of common stock issuable upon the exercise of warrants and up to 177,273 shares of common stock issuable upon conversion of obligations underlying the convertible debenture issued to the selling stockholder. We will pay the expenses of registering these shares.

         Our shares of common stock are quoted on the Over the Counter Bulletin Board (the "OTCBB") under the symbol "VCYA". On December 6, 2005, the closing sale price for the common stock on the OTCBB was $2.35 per share.

         To the extent it wishes to sell its shares of our common stock as provided for herein, the selling stockholder may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholder, but we will receive funds from the exercise of their warrants upon exercise. Any such proceeds will be used by us for working capital and general corporate purposes.

         Our principal offices are located at 48 S. Franklin Turnpike, 3rd Floor, Ramsey, New Jersey 07446 and our telephone number is (201) 760-6306.

         This prospectus contains important information that you should know before investing. Please read it before you invest and keep it for future reference.

         An investment in our securities involves a high degree of risk.
    You should read the "Risk Factors" section beginning on page [ ] of this prospectus before you decide to purchase any securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is        , 2005.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY...........................................................1
RISK FACTORS.................................................................5
NOTE ON FORWARD LOOKING STATEMENTS..........................................17
CAPITALIZATION..............................................................19
DIVIDEND POLICY.............................................................20
SELECTED CONSOLIDATED FINANCIAL DATA........................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS..................23
BUSINESS....................................................................32
USE OF PROCEEDS.............................................................43
SELLING STOCKHOLDER.........................................................43
PLAN OF DISTRIBUTION........................................................45
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................47
DESCRIPTION OF SECURITIES...................................................53
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES............................................................57
LEGAL MATTERS...............................................................57
EXPERTS.....................................................................57
AVAILABLE INFORMATION.......................................................58


         You should rely only upon the information contained in this prospectus and the registration statement of which this prospectus is a part. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

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                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.

         In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms "Velocity Asset Management, Inc.", "Velocity", "we", "us", and "our" refer and relate to Velocity Asset Management, Inc. and our consolidated subsidiaries, including TLOP Acquisition Company, LLC, J. Holder, Inc., VOM, LLC and Velocity Investments, LLC. Except as otherwise noted, all share and per share data set forth in this prospectus gives effect to the 13- for- one reverse split of our common stock effected on April 8, 2004.

Our Company

         We were previously known as Tele-Optics, Inc., and were organized in the State of Delaware in December 1986. Since February 3, 2004, when we acquired STB, Inc., a New Jersey corporation, we have engaged in the acquiring, managing, collecting and servicing of distressed assets consisting of consumer receivable portfolios, interests in distressed real property and tax lien certificates, through our three wholly-owned subsidiaries:

         Velocity Investments, LLC invests in consumer receivable portfolios purchased on the secondary market at a discount from face value and then seeks to liquidate interests contained within these portfolios through legal collection means.

         J. Holder, Inc. invests in interests in distressed real property, namely, real property being sold at sheriff's foreclosure and judgment execution sales, defaulted mortgages, partial interests in real property and the acquisition of real property with clouded title, and then seeks to liquidate these assets.

         VOM, LLC invests in New Jersey municipal tax lien certificates purchased in the secondary market with the objective to profit through legal collection and owned real estate opportunities presented by the current tax environment.

Our Strategy

         Our objective is to maximize our return on investment in distressed assets. Our overall capital base is allocated among consumer receivable portfolios, interests in distressed real property and tax lien certificates based on the conditions of the particular market, the price/cost of the specific asset within such market and our internal risk/return analysis. The strategy for the allocation of capital among different types of distressed assets is determined solely by our senior management.

         Historically, the majority of our revenues have been derived from the realization of our distressed real property assets, which accounted for approximately 85% of our revenues during fiscal 2003, as compared to 7.5% of our revenues during such year for each of our consumer receivables and our tax lien certificates. Revenues generated from the realization or sale of our consumer receivables business increased to $1,726,356 in fiscal 2004, or approximately 40% of our total revenues for fiscal 2004, and to $2,271,378 in the first nine months of 2005, as compared to $1,195,506 in the same period in the prior year while revenues from our distressed real property assets were $2,369,564, or approximately 54% of our total revenues in fiscal 2004 and $3,670,889 in the first nine months of 2005 as compared to $2,240,484 in the same period in the prior year. The increased revenue from our distressed real property assets in the first nine months of 2005 is attributable to the sale of a single property during such period. We anticipate increasing growth in our consumer receivables

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
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portfolios as a result of the $12.5 million line of credit that our Velocity
Investments subsidiary recently entered into with Wells Fargo Foothill, Inc. Such line of credit can, and will, be used exclusively to purchase additional consumer receivable portfolios.

         We acquire consumer receivable portfolios at a significant discount to the amount actually owed by the obligors. We acquire these portfolios after a qualitative and quantitative analysis of the underlying receivables and calculate the purchase price so that our estimated cash flow offers us an adequate return on our acquisition costs and servicing expenses. After purchasing a consumer receivable portfolio, we actively monitor its performance, the time period of collection and review and adjust our collection and servicing strategies accordingly. Although we perform some collection activities, we outsource the legal collection process to third parties to keep actual overhead at a minimum. Historically, all of our consumer receivables have been from obligors in New Jersey, but since December 2004, we have acquired obligors in other states and intend to continue to expand our operations geographically.

         We acquire interests in distressed real property following due diligence analysis of the legal status of each property and a market analysis of the value of such property.

         We acquire tax lien certificates in the secondary market at a discount to par following due diligence analysis on the underlying properties.

         We purchase consumer receivable portfolios from creditors and others through privately negotiated direct sales and auctions in which sellers of consumer receivables seek bids from several pre-qualified debt purchasers. We pursue new acquisitions of consumer receivable portfolios, interests in distressed real property and tax lien certificates on an ongoing basis through our relationships with industry participants, collection agencies, investors and our financing sources, brokers who specialize in the sale of consumer receivable portfolios and other sources.

         Our distressed assets are purchased through internally generated cash flow, seller financed credit lines/leases and through traditional leverage methods

Recent Events

         On December 1, 2005, we filed an initial registration statement with the SEC with respect to the sale of up to 1,000,000 shares of Series A convertible preferred stock at a price of $10.00 per share. We will be offering a minimum of 500,000 shares on a "best efforts, all-or-none" basis and an additional 500,000 of such shares on a "best efforts" basis up to a maximum of 1,000,000 shares. We intend to use the estimated net proceeds from such offering primarily for the purchase of portfolios of unsecured consumer receivables, the purchase of distressed real property, repayment of outstanding convertible debt and for general corporate purposes, including working capital. There can be no assurance, however, that we will be successful in selling the minimum number of shares of preferred stock in such offering or any shares in excess of such minimum.

Corporate Information

         Our principal executive offices are located at 48 S. Franklin Turnpike, 3rd Floor, Ramsey, New Jersey 07446 and our telephone number is (201) 760-6306. Our corporate website is www.velocitycollect.com. The information on our website is not incorporated by reference in this prospectus.

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

The Financing

         On October 27, 2005, we consummated a $1.8 million secured convertible debt financing with the selling stockholder. Net proceeds from the financing were used primarily for general working capital purposes.

         The investment takes the form of a convertible debenture secured by certain of our assets. The debenture has an 18 month term and bears interest at a rate equal to 10%. The debenture is initially convertible, under certain conditions, into shares of our common stock at a price equal to $4.00 per share. On or after April 1, 2006, the Debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date). In connection with the financing, we also issued to the selling stockholder a common stock purchase warrant to purchase up to 200,000 shares of our common stock at a price equal to $3.10 per share.

         We have agreed, pursuant to a registration rights agreement, to register the shares of common stock underlying the debenture and the warrant, and are fulfilling our agreement by filing the registration statement of which this prospectus is a part with the Securities and Exchange Commission

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

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                                 The Offering

Outstanding Common Stock(1)      15,972,556 shares.

Common Stock Offered             Up to 1,364,005 shares of common stock,
                                 including up to 926,733 shares of common stock issuable upon conversion of the selling stockholder's debenture, 200,000 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $3.10 per share, and up to 177,273 shares of common stock issuable upon conversion of obligations underlying the convertible debenture issued to the selling stockholder.

Proceeds We will not receive any proceeds from the sale of the common stock issuable upon conversion of the selling stockholder's debenture that may be sold pursuant to this prospectus. We will, however, receive proceeds upon the exercise of the warrants which, if all such are exercised in full, would be $620,000. The selling stockholder is under no obligation to exercise its warrants. Proceeds, if any, received from the exercise of the warrants will be used for general corporate purposes.

Risk factors                     See "Risk Factors" for a discussion of factors
                                 you should carefully consider before deciding to invest in our securities.

OTCBB Trading Symbol             "VCYA.OB"


         (1) As of November 30, 2005. The total number of outstanding shares of common stock does not include outstanding unexercised options or warrants exercisable for 4,326,660 of shares of common stock with exercise prices ranging between $1.04 and $3.10 or shares of common stock issuable upon the conversion of the convertible debenture issued in connection with the private placement with the selling stockholder.

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

                                  RISK FACTORS

         An investment in us is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus before deciding to buy or exercise our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed, the price and value of our securities could decline and you could lose all or part of your investment.

                     Risk Factors Relating to Our Operations

We Have A Limited Operating History And Our Business And Future Prospects Are Difficult To Evaluate.

         Prior to our acquisition of STB, Inc. (the former parent of our current subsidiaries) on February 3, 2004, our company had been inactive since 1991. STB was organized in 2003, and none of its subsidiaries has conducted business for more than five years. Due to our limited operating history, our ability to execute our business strategy is materially uncertain and our operations and prospects are subject to all risks inherent in a developing business enterprise. Our limited operating history also makes it difficult to evaluate our long term commercial viability. Our ability to execute our business strategy must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and a collection service specifically.

We May Not Be Able To Purchase Consumer Receivable Portfolios, Interests In Real Property or Tax Lien Certificates At Favorable Prices Or On Sufficiently Favorable Terms Or At All.

         Our ability to execute our business strategy depends upon the continued availability of consumer receivable portfolios, interests in distressed real property and tax lien certificates that meet our purchasing criteria and our ability to identify and finance the purchases of such assets. The availability of consumer receivable portfolios, interests in distressed real property and tax lien certificates at favorable prices and on terms acceptable to us depends on a number of factors outside of our control, including:

         o        the continuation of the current growth trend in debt;

         o the continued volume of consumer receivable portfolios, interests in distressed real property and tax lien certificates available for sale;

         o competitive factors affecting potential purchasers and sellers of consumer receivable portfolios, interests in distressed real property and tax lien certificates; and

         o        fluctuation in interest rates.

         The market for acquiring consumer receivable portfolios, interests in distressed real property and tax lien certificates is becoming more competitive, thereby possibly diminishing our ability to acquire such assets at attractive prices in future periods.

         The growth in debt may also be affected by:

         o        a slowdown in the economy;

         o        reductions in consumer spending;

         o        changes in the underwriting criteria by originators;

         o changes in laws and regulations governing lending and bankruptcy; and

         o        fluctuation in interest rates.

         Any slowing of the consumer debt growth trend could result in a decrease in the availability for purchase of consumer receivable portfolios, interests in distressed real property and tax lien certificates that could affect the purchase prices of such assets. Any increase in the prices we are required to pay for such assets in turn will reduce the possible profit, if any, we generate from such assets.

We May Not Be Able To Recover Sufficient Amounts From The Assets We Acquire To Recover The Costs Associated With The Purchase And Servicing Of Those Assets And To Fund Our Operations.

         We acquire and collect on consumer receivable portfolios that contain charged-off, semi-performing and performing receivables. In order to operate profitably over the long term, we must continually purchase and collect on a sufficient volume of receivables to generate revenue that exceeds our costs. Our inability to realize value from our receivable portfolios in excess of our expenses may compromise our ability to remain as a going concern. For accounts that are charged-off or semi-performing, the originators or interim owners of the receivables generally have:

         o made numerous attempts to collect on these obligations, often using both their in-house collection staff and third-party collection agencies;

         o        subsequently deemed these obligations as uncollectible; and

         o        charged-off these obligations.

         These receivable portfolios are purchased at significant discounts to the actual amount the obligors owe. These receivables are difficult to collect and actual recoveries may vary and be less than the amount expected. In addition, our collections may worsen in a weak economic cycle. We may not recover amounts in excess of our acquisition and servicing costs.

         Our ability to recover on our receivable portfolios and produce sufficient returns can be negatively impacted by the quality of the purchased receivables. In the normal course of our portfolio acquisitions, some receivables may be included in the portfolios that fail to conform to certain terms of the purchase agreements and we may seek to return these receivables to the seller for payment or replacement receivables. However, we cannot guarantee that any of such sellers will be able to meet their payment obligations to us. Accounts that we are unable to return to sellers may yield no return. If cash flows from operations are less than anticipated as a result of our inability to collect sufficient amounts on our receivables, our ability to satisfy our debt obligations, purchase new portfolios and our future growth and profitability may be materially adversely affected.

         We acquire and seek to liquidate interests in distressed real property that include real property being sold at sheriff's foreclosure and judgment execution sales and defaulted mortgages. In order to operate profitably over the long term, we must continually purchase and sell a sufficient volume of distressed real property interests to generate revenue that exceeds our costs. Our ability to produce sufficient returns can be negatively impacted by the quality of the distressed real estate assets that we purchase. No assurance can be given that we will be successful in purchasing a sufficient number of suitable interests in distressed real property at acceptable prices or that, even if a sufficient number of such real property interests are purchased, our investment objectives will be achieved. If cash flows from operations are less than anticipated as a result of our inability to collect sufficient amounts on distressed real property assets, our ability to satisfy our debt obligations, purchase new interests in distressed real property and our future growth and profitability may be materially adversely affected.

We Are Subject To Intense Competition For The Purchase Of Distressed Assets That May Effect Our Ability To Purchase Distressed Assets At Acceptable Prices Or At All.

         We compete with other purchasers of consumer receivable portfolios, interests in distressed real property and tax lien certificates, with third-party collection agencies and with financial services companies that manage their own portfolios of these assets. We compete on the basis of reputation, industry experience and performance. Some of our competitors have greater capital, personnel and other resources than we have. The possible entry of new competitors, including competitors that historically have focused on the acquisition of different asset types, and the expected increase in competition from current market participants, may reduce our access to consumer receivable portfolios, interests in distressed real property and tax lien certificates. Aggressive pricing by our competitors could raise the price of such distressed assets above levels that we are willing to pay, which could reduce the amount of such assets suitable for us to purchase or, if purchased by us, reduce the profits, if any, generated by such assets. If we are unable to purchase distressed assets at favorable prices or at all, our revenues and our ability to cover operating expenses may be negatively impacted and our earnings could be materially reduced.

We Are Dependent Upon Third Parties, In Particular, The Law Firm Of Ragan & Ragan, P.C., To Service The Legal Collection Process Of Our Consumer Receivable Portfolios.

         We are dependent upon the efforts of our third party servicers, in particular the law firm of Ragan & Ragan, P.C., to service and collect our consumer receivables. Any failure by our third party servicers to adequately perform collection services for us or remit such collections to us could materially reduce our revenues and possibly our profitability. In addition, our revenues and profitability could be materially adversely affected if we are not able to secure replacement servicers. Until December 2004, our sole servicer has been the law firm of Ragan & Ragan, P.C., the principals of which are W. Peter Ragan, Sr. and W. Peter Ragan, Jr. our vice president and a director, and president of our wholly-owned subsidiary, Velocity Investments, LLC, respectively.

It May Be A Conflict Of Interest For W. Peter Ragan, Sr. To Serve As A Director And Officer Of Our Company and For W. Peter Ragan, Jr. To Serve As An Officer Of Our Company, While Also Being The Principals Of Ragan & Ragan, P.C., Our Primary Third Party Servicer.

         As officers and, in the case of W. Peter Ragan, Sr., also as a director, of our company, Messrs. Ragan and Ragan have a fiduciary duty to our stockholders. However, their position as the principals of the law firm Ragan & Ragan, P.C., the primary third party servicer of our consumer receivable portfolios, interests in distressed real property and tax lien certificates, may compromise their ability to make decisions in the best interests of our stockholders.

         Each of Messrs. Ragan and Ragan devotes approximately 50% of his business time to our affairs in accordance with the terms of his respective employment agreement and the balance of his business time to his law practice which includes the representation of companies that may be deemed our competitors. Accordingly, there are potential conflicts of interest inherent in such relationship. The current agreement by and between our wholly-owned subsidiary, Velocity Investments, LLC, and Ragan & Ragan P.C. is for a one year period commencing January 1, 2005, and automatically extends for additional periods of one year each unless terminated by us. The agreement provides for the payment to such firm of a contingency fee equal to 25% of all amounts collected and paid by the obligors. The shareholders of Ragan & Ragan, P.C. are W. Peter

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

Ragan, Sr., our vice president and a director, and W. Peter Ragan Jr., president of our wholly-owned subsidiary, Velocity Investments, LLC. During fiscal 2004 and the nine months ended September 30, 2005, we paid Ragan & Ragan, P.C an aggregate of $633,084 and $815,462, respectively, for services rendered in accordance with the terms of the agreements between our subsidiaries and Ragan & Ragan, P.C. Pursuant to an employment agreement dated January 1, 2004, by and between W. Peter Ragan, Sr. and our wholly-owned subsidiary VOM, LLC, Mr. Ragan, Sr. is entitled to an annual salary of $60,000 for a period of two years. In addition, pursuant to an employment agreement dated January 1, 2004, by and between W. Peter Ragan, Jr. and our wholly-owned subsidiary Velocity Investments, LLC, Mr. Ragan, Jr. is entitled to an annual salary of $60,000 for a period of two years.

         Our subsidiary, J. Holder, Inc., has entered into a one-year retainer agreement with the law firm of Ragan & Ragan, P.C. and such firm has agreed to provide legal services at varying hourly rates in connection with the purchase and sale of J. Holder's interests in distressed real property with a minimum fee of $1,500 per each purchase and sale. In addition, such firm is entitled to receive a finder's fee equal to 15% of J. Holder's net profit, if any, at the time of sale of any property interest referred to us by Ragan & Ragan, P.C. The retainer agreement is for a one year period commencing January 1, 2005, and renews for successive periods of one year each unless terminated by our subsidiary.

         Our subsidiary, VOM, LLC, has entered into a retainer agreement with the law firm of Ragan & Ragan, P.C., in which such firm has agreed to provide legal services at varying hourly rates in connection with the foreclosure of tax lien certificates with a minimum fee of $1,500 per foreclosed tax lien certificate and a commission equal to 15% of VOM's net profit, if any, at the time of sale of any real property acquired by VOM upon foreclosure of a tax lien certificate.

         Ragan & Ragan, P.C. is currently our third party servicer for collections in the State of New Jersey. Our third party servicing agreements with Ragan & Ragan, P.C. have terms no more favorable than our third party servicing agreements with other third party servicers in other states.

         Each of W. Peter Ragan, Sr. and W. Peter Ragan, Jr. owns approximately 14.7% of our total outstanding shares of common stock as of the date of this prospectus.

The Loss Of Any Of Our Executive Officers May Adversely Affect Our Operations And Our Ability To Successfully Acquire Distressed Assets.

         Mr. John C. Kleinert, our president and chief executive officer, Mr. W. Peter Ragan, Sr., our vice president, Mr. W. Peter Ragan, Jr., president of our wholly-owned subsidiary Velocity Investments, LLC, and Mr. James J. Mastriani, our chief financial officer, chief legal officer, treasurer and secretary, are responsible for making substantially all management decisions, including determining which distressed assets to purchase, the purchase price and other material terms of such acquisitions. Although we have entered into employment agreements with each of such individuals, the loss of any of their services could disrupt our operations and adversely affect our ability to successfully acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates. In addition, we have not obtained "key man" life insurance on the lives of Mr. Kleinert, Mr. Ragan, Sr., Mr. Ragan, Jr. and Mr. Mastriani.

If We Are Unable To Access External Sources Of Financing We May Not Be Able To Fund And Grow Our Operations.

         We depend on loans from our credit facility and other external sources to fund and expand our operations. Our ability to grow our business is dependent on our access to additional financing and capital resources at acceptable rates.

The failure to obtain financing and capital on acceptable financing terms as needed would limit our ability to purchase consumer receivable portfolios, interests in distressed real property and tax lien certificates and achieve our growth plans.

We May Incur Substantial Debt From Time To Time In Connection With Our Purchase Of Consumer Receivable Portfolios Which Could Affect Our Ability To Obtain Additional Funds And May Increase Our Vulnerability To Economic Downturns.

         We may incur substantial indebtedness from time to time in connection with the purchase of consumer receivable portfolios in particular and would be subject to the risks associated with incurring such indebtedness, including:

         o we would be required to dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we would have less funds available for operations, future acquisitions of consumer receivable portfolios, interests in distressed real property and tax lien certificates, and other purposes;

         o it may be more difficult and expensive to obtain additional funding through financings, if available at all;

         o we would be more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

         o if we defaulted under our existing senior credit facility or other indebtedness or if our lenders demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

If An Event Of Default Occurs Under Our Secured Financing, It Could Seriously Harm Our Operations.

         On January 27, 2005, Velocity Investments entered into a Loan and Security Agreement with Wells Fargo Foothill, Inc., in which Wells Fargo Foothill agreed to provide Velocity Investments with a two year $12,500,000 senior credit facility to finance up to 60% of the purchase price of the acquisition of individual pools of unsecured consumer receivables that are approved by Wells Fargo Foothill under specific eligibility criteria set forth in the Loan and Security Agreement. The interest rate on the loan is 3.50% above the prime rate of Wells Fargo Bank, N.A. The maturity date of the facility is January 27, 2008.

         Any indebtedness that we incur under such line of credit is secured by a first lien upon all of our assets, including all of our portfolios of consumer receivables acquired for liquidation. If we default under the indebtedness secured by our assets, those assets would be available to the secured creditor to satisfy our obligations to the secured creditor. Any of these consequences could adversely affect our ability to acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates, and operate our business.

         On October 27, 2005, we and our wholly owned subsidiary, J Holder, Inc., entered into a Securities Purchase Agreement with the selling stockholder, relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million, and an associated common stock purchase warrant to purchase 200,000 shares of our common stock at an exercise price of $3.10 per share.

         Beginning on April 1, 2006, we are obligated to repay the debenture in monthly payments equal to 1/12 of the outstanding principal amount, in cash; provided, however, that upon the satisfaction of certain conditions, such payment may be made in shares of our common stock based on a conversion price equal to 85% of the average of the three lowest closing prices of our common stock during the ten trading days immediately prior to the applicable monthly payment date.

         The selling stockholder was granted (i) a security interest in: our assets and the assets of our subsidiaries, JHolder, TLOP Acquisition Company, LLC, VOM, LLC and SH Sales, Inc., and (ii) a pledge of our direct and indirect ownership of our subsidiaries, each of which are subject to the liens of holders of existing indebtedness, permitted liens and permitted indebtedness. Additionally, the subsidiaries have agreed to guarantee our obligations under the debenture and the other transaction documents. If we default under the indebtedness secured by our assets, those assets would be available to the selling stockholder to satisfy our obligations to the secured creditor. Any of these consequences could adversely affect our ability to acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates, and operate our business.

         The Restrictions Contained In The Secured Financings Could Negatively Impact Our Ability To Obtain Financing From Other Sources And To Operate Our Business.

         Velocity Investments has agreed to maintain certain ratios with respect to outstanding advances on the credit facility against the estimated remaining return value on Wells Fargo Foothill financed portfolios, and, until Velocity Investments' member's equity equals or exceeds $3,250,000, Velocity Investments has agreed to maintain at least $3,250,000 in member's equity and subordinated debt. We have also agreed to maintain at least $6,000,000 in stockholder's equity and subordinated debt for the duration of the facility.

         Our loan and security agreement contains certain restrictive covenants that may restrict our ability to operate our business. Furthermore, the failure to satisfy any of these covenants could:

         o        cause our indebtedness to become immediately payable;

         o preclude us from further borrowings from these existing sources; and

         o prevent us from securing alternative sources of financing necessary to purchase consumer receivable portfolios, interests in distressed real property and tax lien certificates and to operate our business.

         As a result of our recent line of credit, we anticipate that we will incur significant increases in interest expense offset, over time, by expected increased revenues from consumer receivable portfolios purchased utilizing funds under such line of credit. No assurance can be given that the expected revenues from such purchased portfolios will exceed the additional interest expense.

Our Collections On Unsecured Consumer Receivables May Decrease If Bankruptcy Filings Increase.

         During times of economic recession, the amount of defaulted receivables generally increases, which contributes to an increase in the amount of personal bankruptcy filings. Under certain bankruptcy filings an obligor's assets are sold to repay credit originators, but since certain of the receivables we purchase are unsecured, we often would not be able to collect on those receivables. We cannot assure you that our collection experience would not decline with an increase in bankruptcy filings. If our actual collection experience with respect to our unsecured receivable portfolios is significantly lower than we projected when we purchased the portfolios, our realization on those assets may decline and our earnings could be negatively affected. We use estimates for recognizing revenue on a majority of our receivable portfolio investments and our earnings would be reduced if actual results are less than estimated.

We May Not Be Able To Acquire Receivables Of New Asset Types Or Implementing A New Pricing Structure.

         We may pursue the acquisition of receivable portfolios of asset types in which we have little current experience. We may not be able to complete any acquisitions of receivables of these asset types and our limited experience in these asset types may impair our ability to collect on these receivables. This may cause us to pay too much for these receivables, and consequently, we may not generate a profit from these receivable portfolio acquisitions.

If We Fail To Manage Our Growth Effectively, We May Not Be Able To Execute Our Business Strategy.

         We have experienced rapid growth over the past several years and intend to maintain our growth. However, our growth will place demands on our resources and we cannot be sure that we will be able to manage our growth effectively. Future internal growth will depend on a number of factors, including:

         o the effective and timely initiation and development of relationships with sellers of distressed assets and strategic partners;

         o        our ability to efficiently collect consumer receivables; and

         o the recruitment, motivation and retention of qualified personnel.

         Sustaining growth will also require the implementation of enhancements to our operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth and any failure to do so could adversely affect our ability to generate revenues and control our expenses.

Our Operations Could Suffer From Telecommunications Or Technology Downtime, Disruption Or Increased Costs.

         Our ability to execute our business strategy depends in part on sophisticated telecommunications and computer systems. The temporary loss of our computer and telecommunications systems, through casualty, operating malfunction or service provider failure, could disrupt our operations. In addition, we must record and process significant amounts of data quickly and accurately to properly bid on prospective acquisitions of consumer receivable portfolios and to access, maintain and expand the databases we use for our collection and monitoring activities. Any failure of our information systems and their backup systems would interrupt our operations. We may not have adequate backup arrangements for all of our operations and we may incur significant losses if an outage occurs. Any interruption in our operations could have an adverse effect on our results of operations and financial condition.

Until Recently All Of Our Consumer Receivables Have Been From Obligors In One State And We Face The Uncertainties Inherent In Acquiring Receivables From Obligors In Other States.

         Historically, all of our consumer receivables have been from obligors in New Jersey. Accordingly, we have been dependent on the economic conditions in such state. Since December 2004, we have acquired consumer receivables from obligors in other states and we intend to continue to expand our operations geographically. Therefore, we face the uncertainties inherent in operating in states other than New Jersey, including lack of familiarity with local laws, identifying new servicers and obtaining and maintaining licenses in such states.

Our Inability To Obtain Or Renew Required Licenses Could Have A Material Adverse Effect Upon Our Results Of Operations And Financial Condition.

         We currently hold a number of licenses issued under applicable consumer credit laws. Certain of our current licenses and any licenses that we may be required to obtain in the future may be subject to periodic renewal provisions and/or other requirements. Our inability to renew such licenses or take any other required action with respect to such licenses could limit our ability to collect on some of our receivables and otherwise have a material adverse effect upon our results of operations and financial condition.

                      Risk Factors Relating to Our Industry

Government Regulations May Limit Our Ability To Recover And Enforce The Collection Of Our Consumer Receivables.

         Federal, state and municipal laws, rules, regulations and ordinances may limit our ability to recover and enforce our rights with respect to the consumer receivables acquired by us. These laws include, but are not limited to, the following Federal statutes and related regulations and comparable statutes in states where obligors reside and/or where creditors are located:

         o        the Fair Debt Collection Practices Act;

         o        the Federal Trade Commission Act;

         o        the Truth-In-Lending Act;

         o        the Fair Credit Billing Act;

         o        the Equal Credit Opportunity Act;

         o        the Fair Credit Reporting Act; and

         o        the Fair Foreclosure Act.

         We may be precluded from collecting consumer receivables we purchase where the creditors or other previous owners or servicers failed to comply with applicable law in originating or servicing such acquired receivables. Laws relating to the collection of consumer debt also directly apply to our business. Our failure to comply with any laws applicable to us, including state licensing laws, could limit our ability to recover on our receivables and could subject us to fines and penalties, which could reduce our earnings and result in a default under our loan arrangements.

         Additional laws may be enacted that could impose additional restrictions on the servicing and collection of consumer receivables. Such new laws may adversely affect the ability to collect on our receivables which could also adversely affect our revenues and earnings.

Class Action Suits And Other Litigation In Our Industry Could Divert Our Management's Attention From Operating Our Business And Increase Our Expenses.

         Certain originators and servicers in the consumer credit industry have been subject to class actions and other litigation. Claims have included failure to comply with applicable laws and regulations and improper or deceptive origination and servicing practices. If we become a party to any such class action suit or other litigation, our results of operations and financial condition could be materially adversely affected.

         Risk Factors Relating to Our Securities

Our Quarterly Operating Results May Fluctuate And Cause Our Stock Price To Decline.

         Because of the nature of our business, our quarterly operating results may fluctuate, which may adversely affect the market price of our common stock. Our results may fluctuate as a result of any of the following:

         o the timing and amount of collections on our consumer receivable portfolios;

         o our inability to identify and acquire additional consumer receivable portfolios;

         o a decline in the estimated value of our consumer receivable portfolio recoveries;

         o the timing of sales of interests in distressed real property and redemption of tax lien certificates;

         o increases in operating expenses associated with the growth of our operations; and

         o        general and economic market conditions.

Because Three Stockholders Own A Large Percentage Of Our Voting Stock, Other Stockholders' Voting Power May Be Limited.

         As of September 30, 2005, John C. Kleinert, W. Peter Ragan, Sr. and W. Peter Ragan, Jr., three of our executive officers and the former holders of all of the capital stock of STB, beneficially own or control approximately 87.3% (including shares issuable upon exercise of warrants owned by such stockholders) of our shares. If those stockholders act together, they will have the ability to control matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, the ownership of such three stockholders could preclude any unsolicited acquisition of us, and consequently, materially adversely affect the price of our common stock. These stockholders may make decisions that are adverse to your interests.

Our Organizational Documents And Delaware Law Make It Harder For Us To Be Acquired Without The Consent And Cooperation Of Our Board Of Directors And Management.

         Provisions of our organizational documents and Delaware law may deter or prevent a takeover attempt, including a takeover attempt in which the potential purchaser offers to pay a per share price greater than the current market price of our common stock. Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of such shares. The ability to issue shares of preferred stock could tend to discourage takeover or acquisition proposals not supported by our current board of directors. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with some stockholders once the stockholder acquires 15% or more of our common stock.

Penny Stock Regulations May Impose Certain Restrictions On Marketability Of Our Common Stock.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

         Investors should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

         o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

         o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

         o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

         o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

         o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

         Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our common stock.

The Issuance Of Authorized Shares Of Preferred Stock And Additional Common Stock May Result In Dilution To Existing Stockholders, Adversely Affect The Rights Of Existing Stockholders And Depress The Price Of Our Common Stock.

         We have 10,000,000 shares of authorized "blank check" preferred stock, the terms of which may be fixed by our board of directors. Our board of directors has the authority, without stockholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of the holders of such preferred stock. Depending on the rights, preferences and privileges granted when the preferred stock is issued, it may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and voting and other rights of the holders of our common stock.

         In addition to the preferred stock, we are authorized to issue 40,000,000 shares of our common stock. As of the date of this prospectus, there were 15,994,562 shares of our common stock issued and outstanding. However, the total number of shares of common stock issued and outstanding does not include outstanding unexercised options or warrants exercisable for 4,326,660 of shares of common stock. As of the date of this prospectus, we have reserved up to 4,326,660 shares of our common stock for issuance upon exercise of outstanding stock options and warrants. In addition, the total number of shares of common stock issued and outstanding does not include such number of shares of common stock that may be issuable to the selling stockholder upon the conversion of the convertible debenture issued to the selling stockholder in October 2005. A total of 1,000,000 shares of common stock have been reserved under our 2004 Equity Incentive Program. As of the date of this prospectus, none of these shares have been issued.

         Under most circumstances, our board of directors has the right, without stockholder approval, to issue authorized but unissued and nonreserved shares of our common stock. If all of these shares were issued, it would dilute the existing stockholders and may depress the price of our common stock.

         Exercise of the outstanding options and warrants (and if the convertible debenture holder converts such debenture into shares of our common stock) will reduce the percentage of common stock held by the public stockholders. Further, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and the warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants. As a result, any issuance of additional shares of common stock may cause our current stockholders to suffer significant dilution and depress the price of our common stock.

Common Stock Eligible For Future Sale May Depress The Price Of Our Common Stock In The Market.

         Of the 15,972,556 shares of common stock held by our present stockholders, approximately 14,247,720 shares may be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Act, subject to certain limitations. 3,100,063 shares may be sold pursuant to a current registration statement. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed 1% of the then outstanding shares of common stock. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not our affiliate and who has satisfied a two-year holding period. The sale of such a large number of shares may cause the price of our common stock to decline.

The Limited Trading Activity In Our Common Stock May Cause Possible Volatility In Our Stock Price.

         There has only been a limited public market for our common stock and there can be no assurance that an active trading market in our securities will develop, and, if developed, maintained. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than The Nasdaq Stock Market, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our securities is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our securities.

We Have Never Paid Dividends On Our Common Stock And Do Not Anticipate Paying Dividends For The Foreseeable Future; Therefore, Returns On Your Investment May Only Be Realized By The Appreciation In Value Of Our Securities.

         We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. Because of this, investors who convert their shares of preferred stock into shares of common stock may only realize a return on their investment if the value of our common stock appreciates.

         If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.

The Price Of Our Common Stock Has Been Subject To Significant Fluctuations And The Price Of Our Common Stock May Be Volatile Which May Result In Litigation That Could Be Costly And Divert Our Resources.

         The trading price of our common stock in the past has been, and in the future may be, highly volatile. The trading price could be subject to wide fluctuations in response to quarter-to-quarter variations in our operating results, announcements of technological innovations or new acquisitions by us or our competitors, changes in financial estimates by securities analysts or other events or factors. When the market price of a company's stock drops significantly, stockholders often institute securities class action lawsuits against that company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

                       NOTE ON FORWARD LOOKING STATEMENTS

         This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations, plans, objectives, future performance and business, which are usually identified by the use of words such as "will," "may," "anticipates," "believes," "estimates," "expects," "projects," "plans," "predicts," "continues," "intends," "should," "would," or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

         These forward-looking statements reflect our current views and expectations about our plans, strategies and prospects, which are based on the information currently available and on current assumptions.

         We cannot give any guarantee that these plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described in the "Risk Factors" section beginning on page 6 of this prospectus. Listed below and discussed elsewhere in this prospectus are some important risks, uncertainties and contingencies that could cause our actual results, performances or achievements to be materially different from the forward-looking statements included or incorporated by reference in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

         o the availability for purchase of consumer receivable portfolios, interests in distressed real property and tax lien certificates that satisfy our criteria;

         o        competition in the industry;

         o        the availability of debt and equity financing;

         o        future acquisitions;

         o        the availability of qualified personnel;

         o international, national, regional and local economic and political changes;

         o        general economic and market conditions;

         o        changes in applicable laws;

         o trends affecting our industry, our financial condition or results of operations;

         o the timing and amount of collections on our consumer receivable portfolios;

         o the timing of sales of interests in distressed real property and redemption of tax lien certificates; and

         o increases in operating expenses associated with the growth of our operations.

         You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

                                 CAPITALIZATION

         The following table describes our capitalization as of September 30, 2005. You should read the following table in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.

                                                                      As of
                                                                   September 30,
                                                                       2005
                                                                   ------------
                                                                    (Unaudited)

Total Current Liabilities                                            13,941,870
                                                                   ------------

Total Long-Term Liabilities                                           1,000,000
                                                                   ------------


Total Liabilities                                                    14,941,870
                                                                   ------------
Stockholders' Equity (Deficit)
 Common Stock, $0.001 par value, 40,000,000 shares
    Authorized; 15,972,556 shares Issued and
    Outstanding                                                          15,972
 Preferred Stock, $0.001 par value, 1,000,000 shares
    Authorized, -0-, 500,000 and 1,000,000 issued and
    outstanding, respectively                                                --

Additional Paid In Capital                                           10,765,806

Retained Deficit                                                     (2,405,375)
                                                                   ------------

Total Stockholders' Equity (Deficit)                                  8,376,403
                                                                   ------------

Total Liabilities and Stockholders' Equity (Deficit)               $ 23,318,273
                                                                   ============

                                 DIVIDEND POLICY

         We have not paid any cash dividends since our inception and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Future dividend policy related to our common stock will be determined periodically by our board of directors based upon conditions then existing, including our earnings and financial condition, capital requirements and other relevant factors. If we determine that we will pay dividends to the holders of our common stock, there is no assurance or guarantee that such dividends will be paid on a timely basis.


                      SELECTED CONSOLIDATED FINANCIAL DATA

         We derived the following selected consolidated financial data from our consolidated financial statements for the periods ended December 31, 2004 and 2003, which have been audited by Cowan, Gunteski & Co., P.A., our independent auditors, and from our unaudited consolidated financial statements as of September 30, 2005 and 2004. In the opinion of management, the unaudited financial data for the nine month periods ended September 30, 2005 and 2004 includes all adjustments (consisting of any normal recurring adjustments) necessary to present the financial data for such periods. Historical results are not necessarily indicative of the results to be expected in the future. You should read the selected consolidated financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.


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                                       20

                    Consolidated Statement of Operations Data

                                                    Nine Months Ended                  Years Ended
                                                        September 30,                  December 31,
                                                ----------------------------    ----------------------------
                                                    2005            2004           2004            2003
                                                                                 (Restated)
                                                 (Unaudited)     (Unaudited)     (Audited)           *
                                                ------------    ------------    ------------    ------------
REVENUES
  Sale of Real Property                         $  3,670,889    $  2,240,484    $  2,369,564    $  3,399,164

  Collections on Credit Card Receivables           2,271,378       1,195,506       1,726,356         297,360
  Interest Income - Tax Certificates Held and
Other                                                285,169         197,344         260,269         310,350
                                                ------------    ------------    ------------    ------------

 Total Revenues                                    6,227,436       3,633,334       4,356,189       4,006,874
                                                ------------    ------------    ------------    ------------

OPERATING EXPENSES

  Cost of Real Property                            2,990,019       2,104,089       2,278,592       3,100,290

  Consulting Fees                                         --          12,111         416,287         117,992

  Professional Fees                                1,303,354         604,750       1,006,337         341,320

  Loss on Extinguishment of Debt                          --       2,859,307       2,859,307              --

  General and Administrative Expenses                724,259         183,651         353,994         151,747
                                                ------------    ------------    ------------    ------------

      Total Operating Expenses                     5,017,632       5,763,908       6,914,517       3,711,349
                                                ------------    ------------    ------------    ------------

  Income (Loss) from Operations                    1,209,804      (2,130,574)     (2,558,328)        295,525
                                                ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)

  Interest Expense                                  (364,567)       (338,119)       (338,525)       (329,740)

  Other Income                                            --              --              --          67,450
                                                ------------    ------------    ------------    ------------

      Total Other Income (Expense)                  (364,567)       (338,119)       (338,525)       (262,290)
                                                ------------    ------------    ------------    ------------

Income (Loss) Before Tax Provision                   845,237      (2,468,693)     (2,896,853)         33,235

Provision for Income Taxes                           361,141           8,122        (191,698)          2,567
                                                ------------    ------------    ------------    ------------

Net Income (Loss)                               $    484,096    $ (2,476,815)   $ (2,705,155)   $     30,668
                                                ============    ============    ============    ============

Weighted Average Common Shares - Basic            15,939,214      32,848,235      27,047,005      13,005,000
                                                ============    ============    ============    ============

Net Income (Loss) per Common Share - Basic      $       0.03    $      (0.08)   $      (0.10)   $       0.00
                                                ============    ============    ============    ============

Weighted Average Common Shares - Diluted          20,021,550      38,466,127      36,451,226      13,005,000
                                                ============    ============    ============    ============

Net Income (Loss) per Common Share - Diluted    $       0.02    $      (0.06)   $      (0.07)   $       0.00
                                                ============    ============    ============    ============

* - Issued as an audited consolidated statement of income of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

                         Consolidated Balance Sheet Data



                                            September 30,     December 31,
                                                2005              2004
                                                               (Restated)
                                             (Unaudited)       (Audited)
                                            -------------    -------------
 Cash and Cash Equivalents                  $     155,510    $   1,423,123
--------------------------------------------------------------------------
 Property Inventory Owned                       5,529,389        2,150,860

 Consumer Receivables                          16,005,805        3,237,852

  Total Assets                              $  23,318,273    $   8,792,901
--------------------------------------------------------------------------
 Total Liabilities                             14,941,870          986,444
                                            -------------    -------------
 Total Stockholders' Equity
 (Deficit)                                      8,376,403        7,806,457
--------------------------------------------------------------------------


                   [remainder of page intentially left blank]

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and notes thereto and the other financial information included elsewhere in this prospectus.

Restatement

         We have restated the consolidated financial statements for the year ended December 31, 2004. This restatement consisted of an adjustment to include a loss on debt extinguishment recorded in the third quarter of 2004 to comply with APB 26, "Early Extinguishment of Debt." The restatement had no impact on net cash used in operating activities in the statement of cash flows for the year ended December 31, 2004.

         The addition of the loss on debt extinguishment resulted from the need to apply the accounting principles in paragraph 20 of APB 26 in determining the difference between the reacquisition price and the net carrying amount of the extinguished debt related to the August 12, 2004 exchange in which $3,676,252 in outstanding debt was exchanged for 4,084,724 shares of our common stock at $0.90 per share. After further evaluation, we determined that APB 26 requires that a loss be computed using the August 12, 2004 OTCBB market price of $1.60 for VCYA.OB common stock, resulting in a non-cash loss of $2,859,307 due to the difference between the $1.60 OTCBB market price and the $0.90 per share used in the negotiated exchange. This loss generates a permanent timing difference between book and tax reporting.

         As a result of this prior year restatement, we have adjusted the beginning balances for both additional paid in capital and retained earnings (deficit). The effect of this adjustment was an increase in additional paid in capital of $2,859,307 and a decrease to retained earnings (deficit) of ($2,859,307). The restatement had no impact on our net income, earnings per share, cash position and revenue for the nine month period ended September 30, 2005.

Overview

         Velocity, previously known as Tele-Optics, Inc., was organized in the State of Delaware in December 1986. We were inactive until February 3, 2004, when we acquired STB, Inc., a New Jersey corporation. Since that acquisition, we have engaged in the business of acquiring, managing and servicing distressed assets consisting of consumer receivable portfolios, interests in distressed real property and tax lien certificates. The business is carried on by our three wholly-owned subsidiaries: Velocity Investments, LLC, which invests in consumer debt purchased on the secondary market at a discount from face value and then liquidates these debt portfolios through legal collection means; J. Holder, Inc., which invests in distressed real property interests, namely, real property being sold at sheriff's foreclosure and judgment execution sales, defaulted mortgages, partial interests in real property and the acquisition of real property with clouded title; and VOM, LLC, which invests in New Jersey municipal tax liens with the focus on realization of value through legal collection and owned real estate opportunities presented by the current tax environment.

         Our consumer receivable portfolios are purchased at a discount from the amount actually owed by the obligor. Our interests in distressed real property are purchased following an extensive due diligence process concerning the legal status of each property and a market analysis of the value of the property or underlying property. Our tax lien certificates are purchased at a discount from par following a due diligence analysis similar to that performed in connection with the purchase of interests in distressed real property. Our profitability as a company depends upon our ability to purchase and collect on a sufficient volume of our consumer receivables, the sale of our interests in distressed real property and the collection of taxes and accrued interest on our tax lien certificates to generate revenue that exceeds our cost.

Critical Accounting Policies

         Our discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the fair value of finance contract receivables and the reported amounts of revenues and expenses. On an on-going basis, we evaluate our estimates, including those related to the recognition of revenue, future estimated cash flows and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. We believe the following critical accounting policies affect the significant judgment and estimates used in the preparation of our consolidated financial statements.

Purchased Receivable Portfolios and Revenue Recognition

         We purchase pools of consumer receivable accounts at a substantial discount from their face amounts which are usually discounted from 75% to 97% and are recorded at our acquisition cost. The pools of consumer receivables contain accounts that have experienced deterioration of credit quality between origination and our acquisition of the consumer receivable portfolios. The discounted amount paid for a pool of consumer receivable accounts reflects our determination that it is probable we will be unable to collect all amounts due according to the contractual terms of the accounts. At acquisition, we review the consumer receivable accounts in the portfolio to determine whether there is evidence of deterioration of credit quality since origination and if it is probable that we will be unable to collect all amounts due according to the contractual terms of the accounts. If both conditions exist, we determine whether each such loan is to be accounted for individually or whether such receivables will be assembled into static pools based on common risk characteristics. We consider expected prepayments and estimate the amount and timing of undiscounted expected principal, interest and other cash flows for each acquired portfolio of consumer receivable accounts and subsequently aggregated pools of consumer receivable accounts. We determine the excess of the pool's scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted based on our proprietary acquisition models. The remaining amount, representing the excess of the loan's cash flows expected to be collected over the amount paid, is accreted into income recognized on finance receivables over the remaining life of the loan or pool.

         Prior to January 1, 2005, we accounted for our investment in finance receivables using the interest method under the guidance of Practice Bulletin 6, "Amortization of Discounts on Certain Acquired Loans." In accordance with Practice Bulletin 6, revenue was recognized based on our anticipated cash collections and the estimated rate of return over the useful life of the pool. Effective January 1, 2005, we adopted and began to account for our investment in finance receivables using the interest method under the guidance of American Institute of Certified Public Accountants Statement of Position 03-03, "Accounting for Loans or Certain Securities Acquired in a Transfer." For portfolios of consumer receivables acquired in fiscal years beginning prior to December 15, 2004, Practice Bulletin 6 is still effective; however, Practice Bulletin 6 was amended by Statement of Position 03-03. For portfolios of consumer receivables acquired in fiscal years beginning after December 15, 2004, Statement of Position 03-03 is effective. In accordance with Statement of Position 03-03 (and the amended Practice Bulletin 6), revenue is recognized based on our anticipated cash collections and the estimated rate of return over the useful life of the pool.

         We believe that the amounts and timing of cash collections for our purchased receivables can be reasonably estimated and, therefore, we utilize the interest method of accounting for our purchased receivables prescribed by Statement of Position 03-03 (and the amended Practice Bulletin 6). Such belief is predicated on our historical results and our knowledge of the industry. Each static pool of receivables is statistically modeled to determine its projected cash flows based on historical cash collections for pools with similar risk characteristics. Statement of Position 03-03 (and the amended Practice Bulletin
6) requires that the accrual basis of accounting be used at the time the amount and timing of cash flows from an acquired portfolio can be reasonably estimated and collection is probable.

         Where the future cash collections of a portfolio cannot be reasonably estimated we use the cost recovery method as prescribed under Statement of Position 03-03 (and the amended Practice Bulletin 6). Under the cost recovery method, no revenue is recognized until we have fully collected the initial acquisition cost of the portfolio. We have no consumer receivable portfolios under the cost recovery method.

         Under Statement of Position 03-03 (and the amended Practice Bulletin
6), to the extent there are differences in actual performance versus expected performance, increases in expected cash flows should be recognized prospectively through adjustment of internal rate of return while decreases in expected cash flows should be recognized as impairment. Under both the guidance of Statement of Position 03-03 and the amended Practice Bulletin 6, when expected cash flows are higher than prior projections, the increase in expected cash flows results in an increase in the internal rate of return and therefore, the effect of the cash flow increase is recognized as increased revenue prospectively over the remaining life of the affected pool. However, when expected cash flows are lower than prior projections, Statement of Position 03-03 requires that the expected decrease be recognized as an impairment by decreasing the carrying value of the affected pool (rather than lowering the internal rate of return) so that the pool will amortize over its expected life using the original internal rate of return.

         Generally, these portfolios are expected to amortize over a five year period based on our estimated future cash flows. Historically, a majority of the cash we ultimately collect on a portfolio is received during the first 36 months after acquiring the portfolio, although additional amounts are collected over the remaining period. The estimated future cash flows of the portfolios are re-evaluated quarterly.

         The internal rate of return is estimated and periodically recalculated based on the timing and amount of anticipated cash flows using our proprietary collection models. A pool can become fully amortized (zero carrying balance on the balance sheet) while still generating cash collections. In this case, all cash collections are recognized as revenue when received. Additionally, we use the cost recovery method when collections on a particular pool of accounts cannot be reasonably predicted. Under the cost recovery method, no revenue is recognized until we have fully collected the cost of the portfolio, or until such time that we consider the collections to be probable and estimable and begin to recognize income based on the interest method as described above.

         We establish valuation allowances for all acquired consumer receivable portfolios subject to Statement of Position 03-03 to reflect only those losses incurred after acquisition (that is, the present value of cash flows initially expected at acquisition that are no longer expected to be collected). Valuation allowances are established only subsequent to acquisition of the loans. At September 30, 2005, we had no valuation allowance on our finance receivables. Prior to January 1, 2005, if estimated future cash collections would be inadequate to amortize the carrying balance, an impairment charge would be taken with a corresponding write-off of the receivable balance.

         Application of Statement of Position 03-03 (and the amended Practice Bulletin 6) requires the use of estimates to calculate a projected internal rate of return for each pool. These estimates are based on historical cash collections. If future cash collections are materially different in amount or timing than projected cash collections, earnings could be affected either positively or negatively. Higher collection amounts or cash collections that occur sooner than projected cash collections will have a favorable impact on yield and revenues. Lower collection amounts or cash collections that occur later than projected cash collections will have an unfavorable impact on internal rate of return and revenues.

Stock Based Compensation

         We have adopted the disclosure requirements of SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" effective December 2002. SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and also amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. Additionally, regarding the treatment of non-employee stock based compensation, we have followed the guidance of EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Results of Operations

         Comparison of the Fiscal Year Ended December 31, 2004 to the Fiscal Year Ended December 31, 2003.

         Revenues in the fiscal year ended December 31, 2004 were $4,356,189 as compared to $4,006,874 in the fiscal year ended December 31, 2003, representing an 8.7% increase. The increase in revenues was primarily attributable to an increase in collections on consumer receivables at our Velocity Investments subsidiary. Revenues from the sale of real property, the collection of consumer receivables and the collection of taxes and interest derived from tax lien certificates owned by us represented approximately 54%, 40% and 6%, respectively, during fiscal 2004 as compared to 85%, 7.5%, and 7.5% during fiscal 2003. Although management believes that the mix of revenues on a comparative basis will vary from reporting period to reporting period partly as a result of factors beyond its control, such as maturity dates, court decisions and other similar events that affect the timing of revenue recognition, it also believes that the increase in consumer receivables revenues in fiscal 2004 is reflective of the continued growth in its consumer receivables business. It is anticipated that such growth will be accelerated over time as a result of the $12.5 million credit facility that Velocity Investments recently obtained which will and can be used exclusively to purchase additional consumer receivable portfolios.

         Comparison of the Fiscal Year Ended December 31, 2003 to the Fiscal Year Ended December 31, 2002.

         Revenues in the fiscal year ended December 31, 2003 were $4,006,710 as compared to $4,040,768 in the fiscal year ended December 31, 2002. The decrease in revenues is not viewed as material. Revenues from the sale of real property, the collection of consumer receivables and the collection of taxes and interest derived from tax lien certificates owned by us represented approximately 85%, 7.5% and 7.5%, respectively, during fiscal 2003 as compared to 96%, 0%, and 4% during fiscal 2002. As indicated above, management does not believe that the mix of revenues on a comparative basis is necessarily indicative of any trend but is partly attributable to factors beyond our control.

         Comparison of the Three Months Ended September 30, 2005 to the Three Months Ended September 30, 2004

         Revenues in the three-month period ended September 30, 2005 were $2,758,285 as compared to $1,247,728 in the same period in the prior year, representing a 121.1% increase. The increase in revenues for the three-month period ended September 30, 2005 as compared to the three-month period ended September 30, 2004 was primarily attributable to increase in revenues at each of Velocity Investments, our consumer receivables subsidiary, and J. Holder, our distressed real property subsidiary. Revenues from the sale of real property, the collection of consumer receivables and the collection of taxes and interest derived from tax lien certificates owned by the Company represented approximately 61.2%, 37.0% and 1.8%, respectively during the three-month period ended September 30, 2005 as compared to approximately 41.7%, 51.6%, and 6.7% during the three-month period ended September 30, 2004. Management does not believe that the mix of revenues on a comparative basis is necessarily indicative of any trend but is more related to factors beyond the Company's control, such as maturity or sale dates, court decisions and other similar events that affect the timing of revenue recognition.

         Comparison of the Nine Months Ended September 30, 2005 to the Nine Months Ended September 30, 2004

         Revenues for the nine-month period ended September 30, 2005 were $6,227,436 as compared to $3,633,334 in the nine-month period ended September 30, 2004, representing a 71.4% increase. The increase in revenues for the period ended September 30, 2005 as compared to the period ended September 30, 2004 was primarily attributable to increases in revenues at Velocity Investments, our consumer receivables subsidiary. Revenues from the sale of real property, the collection of consumer receivables and the collection of taxes and interest derived from tax lien certificates owned by the Company represented approximately 59.0%, 36.4% and 12.0%, respectively during the nine-month period ended September 30, 2005 as compared to approximately 61.7%, 32.9%, and 3.4% during the nine-month period ended September 30, 2004. Management does not believe that the mix of revenues on a comparative basis is necessarily indicative of any trend but is more related to factors beyond the Company's control, such as maturity or sale dates, court decisions and other similar events that affect the timing of revenue recognition.

Operating Expenses

         Comparison of the Fiscal Year Ended December 31, 2004 to the Fiscal Year Ended December 31, 2003.

         Total operating expenses for the fiscal year ended December 31, 2004 were $6,914,512 as compared to $3,711,349 during the fiscal year ended December 31, 2003. The increase in total operating expenses was primarily attributable to a non-cash loss on early extinguishment of debt of $2,859,307 in the three month period ended September 30, 2004. General and administrative expenses increased in fiscal 2004 as a result of our increasing collection fees and lien searches for Velocity Investments and the commencement of payroll.

         Comparison of the Fiscal Year Ended December 31, 2003 to the Fiscal Year Ended December 31, 2002.

         Total operating expenses for the fiscal year ended December 31, 2003 were $3,711,349 as compared to $3,838,087 during the fiscal year ended December 31, 2002, representing a 3.3% decrease. The decrease in total operating expenses was primarily attributable to a decrease in sales commissions that was offset by an increase in general and administrative expenses and professional fees. General and administrative expenses increased in fiscal 2003 as a result of our increasing collection fees and lien searches for Velocity Investments.

         Comparison of the Three Months Ended September 30, 2005 to the Three Months Ended September 30, 2004

         Total operating expenses in the three-month period ended September 30, 2005 were $2,064,266 as compared to $3,807,103 in the three-month period ended September 30, 2004, representing a 45.8% decrease. The decrease in total operating expenses for the three-month period ended September 30, 2005 was primarily attributable to a substantial decrease in loss on extinguishment of debt partially offset by an increase in professional fees and general and administrative expenses due to an expansion of operations at Velocity Investments.

         Comparison of the Nine Months Ended September 30, 2005 to the Nine Months Ended September 30, 2004

         Total operating expenses for the nine-month period ended September 30, 2005 were $5,017,632 as compared to $5,763,908 for the nine-month period ended September 30, 2004, representing a 12.9% decrease. The decrease in total operating expenses for the nine-month period ended September 30, 2005 was primarily attributable a substantial decrease in loss on extinguishment of debt, partially offset by increase in professional fees and general and administrative expenses due to an expansion of operations at Velocity Investments.

Other Income (Expense)

         Comparison of the Fiscal Year Ended December 31, 2004 to the Fiscal Year Ended December 31, 2003.

         Interest expense in the fiscal year ended December 31, 2004 was $338,525 as compared to $329,740 in the fiscal year ended December 2003, representing a 2.7% increase. The increase in interest expense was primarily attributable to increases in long term borrowings. During fiscal 2004, we recognized no other income as compared to other income of $67,450 in fiscal 2003, all of which was derived from other J. Holder operations.

         Comparison of the Fiscal Year Ended December 31, 2003 to the Fiscal Year Ended December 31, 2002.

         Interest expense in the fiscal year ended December 31, 2003 was $329,740 as compared to $265,025 in the fiscal year ended December 2002, representing a 19.6% increase. The increase in interest expense was primarily attributable to increases in long term borrowings, including the execution of a capital lease by Velocity Investments. During fiscal 2003, we recognized other income of $676,450 as compared to no other income in fiscal 2002, all of which was derived from other J. Holder operations.

         Comparison of the Three Months Ended September 30, 2005 to the Three Months Ended September 30, 2004

         Interest expense in the three-month period ended September 30, 2005 was $257,013 as compared to $105,920 in the three-month period ended September 30, 2004, representing a 142.6% increase. The increase in interest expense was primarily attributable to increases in the amount and structure of the Company's debt.

         Comparison of the Nine Months Ended September 30, 2005 to the Nine Months Ended September 30, 2004

         Interest expense in the nine-month period ended September 30, 2005 was $364,567 as compared to $338,119 in the nine-month period ended September 30, 2004, representing a 7.8% increase. The increase in interest expense was primarily attributable to decreases in the amount and structure of the Company's debt.

Net Income (Loss)

         Comparison of the Fiscal Year Ended December 31, 2004 to the Fiscal Year Ended December 31, 2003.

         Net loss for the fiscal year ended December 31, 2004 was $2,705,155 as compared to net income for the fiscal year ended December 31, 2003 of $30,668. The net loss was primarily attributable to a non-cash loss on early extinguishment of debt of $2,859,307 in the three month period ended September 30, 2004.

         Comparison of the Fiscal Year Ended December 31, 2003 to the Fiscal Year Ended December 31, 2002.

         Net income for the fiscal year ended December 31, 2003 was $30,668 as compared to a net loss for the fiscal year ended December 31, 2002 of $62,344. The increase in net income is primarily attributable to new operations at Velocity Investments which were not present in fiscal 2002.

         Comparison of the Three Months Ended September 30, 2005 to the Three Months Ended September 30, 2004

         Net income in three-month period ended September 30, 2005 was $224,993 as compare to ($2,670,025) in the three-month period ended September 30, 2004. The increase in net income for the three-month period ended September 30, 2005 as compared to the three-month period ended September 30, 2004 was primarily attributable to an expansion of operations at our Velocity Investments subsidiary and a substantial decrease in loss on extinguishment of debt. Results of operations are likely to fluctuate from quarter to quarter depending on the mix of revenue sources and other factors beyond the Company's control as indicated above. Accordingly, comparisons of quarter to quarter may not be meaningful.

         Comparison of the Nine Months Ended September 30, 2005 to the Nine Months Ended September 30, 2004

         Net income for the nine-month period ended September 30, 2005 was $240,619 as compared to $193,210 in the nine-month period ended September 30, 2004. The increase in net income for the period ended September 30, 2005 as compared to the period ended September 30, 2004 was primarily attributable to an expansion of operations at our Velocity Investments subsidiary and a substantial decrease in loss on extinguishment of debt. Results of operations are likely to fluctuate from quarter to quarter depending on the mix of revenue sources and other factors beyond the Company's control as indicated above.

Liquidity and Capital Resources

         At September 30, 2005, the Company had approximately $155,510 in cash and cash equivalents and trade accounts payable in the amount of $184,268. Management believes that the net of such funds, together with the revenues expected to be generated from operations, the Company's line of credit and the proceeds of convertible debenture financing discussed below, will be sufficient to finance operations for the foreseeable future.

         In order to expand operations by, among other things, purchasing additional portfolios of receivables, we have been seeking to raise additional capital by way of the sale of equity securities, debt instruments and obtaining a bank line of credit. From October 2004 through January 3, 2005, we raised an aggregate of $3,363,529.50 (approximately $3,100,000 after deducting expenses and commissions associated with the sale) of additional equity capital by the sale of 2,242,353 units of its securities in private placement. Each unit is comprised of one share of our common stock and a warrant to purchase one-fifth of a share of our common stock for $2.50 per share exercisable for a period of five years.

         On January 27, 2005, Velocity Investments entered into a Loan and Security Agreement with Wells Fargo Foothill, Inc., a California corporation, in which Wells Fargo Foothill agreed to provide Velocity Investments with a two year $12,500,000 senior credit facility to finance the acquisition of individual pools of unsecured consumer receivables that are approved by Wells Fargo Foothill under specific eligibility criteria set forth in the Loan and Security Agreement.

         Simultaneous with the Loan and Security Agreement, the following agreements were also entered into with Wells Fargo Foothill: a Continuing Guaranty, in which we unconditionally and irrevocably guaranteed Velocity's obligations under the Loan and Security Agreement; a Security and Pledge Agreement, in which we pledged all of our assets to secure the credit facility, including, but not limited to, all of our stock ownership of J. Holder and all our membership interests in Velocity Investments and VOM; and a Subordination Agreement, in which all sums owing to us by Velocity Investments as an intercompany payable for advances or loans made or property transferred to Velocity Investments will be subordinated to the credit facility to the extend that such sums, when added to Velocity Investment's membership interest in the parent does not exceed $3,250,000. In addition, three of our executive officers, John C. Kleinert, W. Peter Ragan, Sr. and W. Peter Ragan, Jr., provided joint and several limited guarantees of Velocity Investment's obligations under the Loan and Security Agreement.

         In the Loan and Security Agreement, Wells Fargo Foothill has agreed to advance to Velocity Investments up to $12,500,000 to be used to finance up to 60% of the purchase price of individual pools of unsecured consumer receivables that are approved by Wells Fargo Foothill under specific eligibility criteria set forth in the Loan and Security Agreement. The interest rate on the loan is 3.50% above the prime rate of Wells Fargo Bank, N.A. The maturity date of the facility is January 27, 2008.

         Use of the senior credit facility is subject to Velocity Investments complying with certain restrictive covenants under the Loan and Security Agreement, including but not limited to: a restriction on incurring additional indebtedness or liens; a change of control of Velocity Investments; a restriction on entering into transactions with affiliates outside the course of Velocity Investment's ordinary business; and a restriction on making payments to us in compliance with the Subordination Agreement. In addition, Velocity Investments has agreed to maintain certain ratios with respect to outstanding advances on the credit facility against the estimated remaining return value on Wells Fargo Foothill financed portfolios, and, until Velocity Investment's member's equity equals or exceeds $3,250,000, Velocity Investments has agreed to maintain at least $3,250,000 in member's equity and subordinated debt. We have also agreed to maintain at least $6,000,000 in stockholder's equity and subordinated debt for the duration of the facility.

         On April 15, 2005, we sold three promissory notes in the principal amount of $100,000, $150,000 and $100,000 each to three accredited investors in a private placement. Each of the notes bears interest at the rate of 7% per annum and interest is payable in quarterly installments commencing June 30, 2005. The entire principal of each note is payable on April 15, 2006 unless the holder thereof gives written notice to us 90 days prior to April 15, 2006 that it elects to extend his, her or its note, in which event the entire principal thereof is payable on April 15, 2007.

         On October 27, 2005, we and our wholly owned subsidiary, J. Holder, Inc., entered into a Securities Purchase Agreement with an institutional investor relating to a sale of 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million, and an associated common stock purchase warrant to purchase 200,000 shares of our common stock at an exercise price of $3.10 per share. New proceeds from the financing ($1,780,000) are to be used primarily for working capital purposes including, but not limited to, the purchase of distressed real property interests and distressed consumer receivable portfolios.

Trends

         As a result of our recent line of credit and convertible debenture financing, we anticipate that we will incur significant increases in interest expense offset, over time, by expected increased revenues from consumer receivable portfolios purchased utilizing funds under such line of credit. No assurance can be given that the expected revenues from such purchased portfolios will exceed the additional interest expense. We are not presently aware of any other known trends that may have a material impact on its revenues. We do not believe that the recent increases in interest rates, and the anticipated continuing gradual increases in interest rates, has had or will have a material adverse affect upon our business.

                  [remainder of page intentionally left blank]

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
                                    BUSINESS

General

         Since February 3, 2004, when we acquired STB, Inc., a New Jersey corporation, we have engaged in the acquiring, managing, collecting and servicing of distressed assets consisting of consumer receivable portfolios, interests in distressed real property and tax lien certificates, through three wholly-owned subsidiaries:

         Velocity Investments, LLC, which was formed in 2002, invests in consumer receivable portfolios purchased on the secondary market at a discount from face value and then seeks to liquidate interests contained within these portfolios through legal collection means.

         J. Holder, Inc., which was formed in 1998, invests in interests in distressed real property, namely, real property being sold at sheriff's foreclosure and judgment execution sales, defaulted mortgages, partial interests in real property and the acquisition of real property with clouded title with the goal of re-selling the property or perfecting the partial interest and/or clouded title for resale. These investments are made following an extensive due diligence analysis of the legal status of the property and a market analysis of the property's value. The average holding period for J. Holder's properties is six months.

         VOM, LLC, which was formed in 2002, invests in New Jersey municipal tax lien certificates. VOM purchases tax lien certificates on the secondary market which allows VOM to perform its due diligence on a static pool of assets to determine what discount to par VOM is willing to offer as a purchase price. The average purchase price paid for a tax lien certificate on the secondary market is a 95% discount to the assessed value of the individual property. VOM creates returns by liquidating the portfolio while capitalizing upon opportunities presented by the current tax lien environment to acquire the underlying real properties that are the subject of the tax liens.

History

         We were incorporated in Delaware under the name Tele-Optics, Inc. in December 1986 for the purpose of acquiring all of the common stock of Lenzar Optics, Inc. That company was then engaged in the development, manufacture and marketing of a variety of optical, electronic and electro-optical products for use in the medical and defense industries. In September 1991, we sold all of our assets related to Lenzar's operations to a third party. Since that sale and until February 3, 2004, when we acquired STB, Inc., a New Jersey corporation, we had virtually no active business operations. On November 21, 1997, new investors, including our management immediately prior to the acquisition of STB, purchased approximately sixty-two (62%) percent of our then issued and outstanding common stock. Between November 21, 1997 and February 3, 2004, those investors and others provided additional funds in the form of equity investment and loans to ensure our viability and permit us to continue our limited operations and pursue business opportunities.

         On February 3, 2004, we entered into and consummated an Agreement and Plan of Merger by and among our wholly-owned subsidiary, TLOP Acquisition Company, L.L.C., a New Jersey limited liability company, STB and the stockholders of STB, John C. Kleinert, W. Peter Ragan, Sr. and W. Peter Ragan, Jr. In accordance with the terms of the merger agreement, on that date, STB was merged with and into TLOP Acquisition, and we issued to the stockholders of STB, in exchange for all of the common stock of STB issued and outstanding: (a) an aggregate of 6,129,424 shares of our common stock, (b) the right to receive an aggregate of 1,808,077 additional shares of our common stock upon amendment of our certificate of incorporation to increase the total number of shares of capital stock that we are authorized to issue, and (c) warrants to purchase during a period of five years an aggregate of 2,437,000 shares of our common stock at an exercise price of $1.04 per share. The 6,129,424 shares of our common stock issued to the former stockholders of STB represented approximately 80% of the then total issued and outstanding shares of our common stock. The merger agreement also provided that upon amendment of our certificate of incorporation to authorize us to issue a series of preferred stock having certain terms and conditions, John C. Kleinert would convert all of the debt owed by us to him, including debt under a line of credit and other secured loans, into shares of such preferred stock. Mr. Kleinert has since converted all of the debt owed by us to him into shares of our common stock.

         In connection with the merger with STB, we completed a private placement to an unrelated accredited investor of 562,500 shares of common stock and a warrant exercisable for a period of five years to purchase an aggregate of 562,500 shares of our common stock at an exercise price of $1.04 per share in exchange for an aggregate cash consideration of $500,000.

         Effective April 8, 2004, we amended our certificate of incorporation to: (a) change our corporate name to Velocity Asset Management, Inc., (b) effect a one-for-thirteen reverse split of our then issued and outstanding shares of common stock, and (c) change the total authorized shares of our capital stock to 50,000,000 shares, of which 40,000,000 are classified as common stock, par value $.001 per share, and 10,000,000 are classified as preferred stock, par value $.001 per share; issuable in such series with such powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors may fix from time to time by resolution or resolutions. As a result of such amendment, we had sufficient authorized shares of common stock to enable us to issue to the former stockholders of STB the additional shares of common stock and warrants as provided in the merger agreement, and we have effected such issuances. Except as otherwise noted, all share and per share data set forth in this prospectus gives effect to the one-for-thirteen reverse split.

Recent Events

The Financing with the Selling Stockholder

         On October 27, 2005, we and our wholly owned subsidiary, J Holder, Inc., entered into a Securities Purchase Agreement with the selling stockholder relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million. Net proceeds were used primarily for general working capital purposes.

         The investment takes the form of convertible debenture secured by certain of our assets. The debenture has an 18 month term and bears interest at the rate of 10% per annum. The debenture is initially convertible, under certain conditions, into shares of our common stock at a price equal to $4.00 per share. On or after April 1, 2006, the debenture will be convertible, under certain conditions, into shares of our common stock at a price equal to $3.10 per share. On or after April 1, 2006, the Debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date). In connection with the financing, we also issued to the selling stockholder a common stock purchase warrant to purchase up to 200,000 shares of our common stock at a price equal to $3.10 per share.

         Beginning on April 1, 2006, we are obligated to repay the debenture in monthly payments equal to 1/12 of the outstanding principal amount, in cash; provided, however, that upon the satisfaction of certain conditions, such payment may be made in shares of our common stock based on a conversion price equal to 85% of the average of the three lowest closing prices of our common stock during the ten trading days immediately prior to the applicable monthly payment date.

         At any time after the issuance date and prior to March 31, 2006, the debenture may be redeemed at our election at the principal amount, plus accrued but unpaid interest, subject to the satisfaction of certain conditions. Upon the occurrence of a change of control, a fundamental transaction or the sale of certain specified assets as set forth in the debenture, the holders may require us to redeem the debenture at the principal amount, plus accrued and unpaid interest, subject to the satisfaction of certain conditions.


Industry Overview

         The purchase and liquidation of distressed assets consisting of consumer receivable portfolios, interests in distressed real property and tax lien certificates is a growing industry that is driven by many factors including:

         o        increasing levels of debt;

         o        increasing defaults of the underlying receivables;

         o increasing utilization of third-party providers to collect such receivables;

         o fluctuating employment environment exacerbated by overseas outsourcing;

         o challenged municipal governments raising property taxes to bridge budgetary gaps;

         o increasing values in a real estate market driven by high refinancing activity as a means to maintain lifestyles; and

         o mounting debt and pressure on banks and financial institutions to remove nonperforming or unattractive assets from their balance sheets.

         According to a US Federal Reserve release dated November 2005, consumer debt was $2.2 trillion and increasing at an annual rate of 3.25% as of September 2005. We believe that as a result of the difficulty in collecting certain of these receivables and the desire of originating institutions to focus on their core businesses and to generate revenue from these receivables, originating institutions are increasingly electing to sell these portfolios.

Strategy

         Our primary objective is to utilize our management's experience and expertise to effectively grow our business by identifying, evaluating, pricing and acquiring distressed assets consisting of consumer receivable portfolios, interests in distressed real property and tax lien certificates, and maximizing the return on such assets in a cost efficient manner. Our strategy includes:

         o managing the legal collection and servicing of our receivable portfolios;

         o managing the acquisition and disposal of interest in distressed real property and tax lien certificates;

         o conducting extensive internal due diligence to ensure our third party servicers are provided with the most complete available information on a portfolio in order to maximize collections;

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

         o        outsourcing the legal collection processes;

         o expanding geographically while maintaining the same management of the legal collection and servicing of receivable portfolios;

         o increasing and expanding financial flexibility and leverage through increased capital lines of credit;

         o capitalizing on our strategic relationships to identify and acquire consumer receivable portfolios, interests in distressed real property and tax lien certificates; and

         o expanding our business through the purchase of consumer receivables, interests in distressed real property and tax lien certificates from new and existing sources.

         We believe that as a result of our management's experience and expertise, and the fragmented yet growing market in which we operate, we are well-positioned to implement our strategy.

         Additionally, in 2005 we continued to grow our business generally while emphasizing the expansion of the business of Velocity Investments by acquiring additional consumer debt receivable portfolios, including multi-state consumer debt receivables. Until December 2004, when we acquired our first multi-state portfolio, all receivables owned by Velocity Investments were from obligors in New Jersey. Since December 2004, we have purchased portfolios with receivables from obligors in New York, Massachusetts, Delaware, Maryland, Georgia, Alabama, Arkansas, Connecticut, Indiana, Ohio, Tennessee, Michigan, Colorado, Oregon, Wisconsin, Illinois, Kentucky, Minnesota, Rhode Island, Virginia, Hawaii, Wyoming, Florida, Pennsylvania, California and Missouri.

Consumer Receivables Purchase Program

         We purchase consumer receivable portfolios that include charged-off receivables, semi-performing receivables and performing receivables. We identify potential portfolio acquisitions on an ongoing basis through our relationships with industry participants, collection agencies, investors and our financing sources, brokers who specialize in the sale of receivable portfolios and other sources.

         Historically, Velocity Investments has acquired receivable portfolios with face amounts ranging from $225,000 to approximately $17 million at purchase prices ranging from $0.043 to $0.25 of such face amounts.

         The following table summarizes our historical portfolio purchase price and cash collections as of December 31, 2003 and 2004 and September, 2004 and 2005. All dollar amounts are in thousands.

                       Aggregate Initial         No. of                           Cumulative        Gross Cash
                          Outstanding          Portfolios                            Gross         Collections
 Reporting Period      Principal Amount        Purchased      Purchase Price      Collections       Per Period
----------------------------------------------------------------------------------------------------------------
    12/31/2003             $ 11,498                 5             $ 2,038            $  446           $  446
    12/31/2004             $ 21,008                15             $ 3,489            $2,596           $2,150
     9/30/2004             $ 16,324                12             $ 2,804            $1,924           $1,478
     9/30/2005             $136,714                33             $13,250            $6,117           $3,517

         We utilize our relationships with brokers, servicers and sellers of consumer receivable portfolios to locate consumer receivable portfolios for purchase. Our senior management is responsible for:

         o coordinating due diligence, including in some cases on-site visits to the seller's office;

         o        stratifying and analyzing the portfolio characteristics;

         o        valuing the portfolio;

         o        preparing bid proposals;

         o        negotiating pricing and terms;

         o        closing the purchase; and

         o coordinating the receipt of account documentation for the acquired portfolios.

         The seller or broker typically supplies us with either a sample listing or the actual portfolio being sold on a compact disk, a diskette or other form of media. We analyze each receivable portfolio to determine if it meets our purchasing criteria. We may then prepare a bid or negotiate a purchase price. If a purchase is completed, senior management monitors the portfolio's performance and uses this information in determining future buying criteria and pricing.

         We purchase consumer receivables at substantial discounts from the balance actually owed by the obligors. We determine how much to bid on a portfolio and a purchase price by evaluating many different variables, such as:

         o the number of collection agencies previously attempting to collect the receivables in the portfolio;

         o        the average balance of the receivables;

         o        the age of the receivables;

         o        number of days since charge-off;

         o        payments made since charge-off; and

         o        the locations of the obligors.

         Once a consumer receivable portfolio has been identified for potential purchase, we prepare quantitative analyses to analyze the potential collectibility of the portfolio. We also analyze the portfolio by comparing it to similar portfolios previously acquired by us. In addition, we perform qualitative analyses of other matters affecting the value of portfolios, including a review of the delinquency, charge off, placement and recovery policies of the originator as well as the collection authority granted by the originator to any third party collection agencies, and, if possible, by reviewing their recovery efforts on the particular portfolio. After these evaluations are completed, members of our senior management discuss the findings, decide whether to make the purchase and finalize the price at which we are willing to purchase the portfolio.

         We purchase most of our consumer receivable portfolios directly from originators and other sellers including, from time to time, auction type sales in which sellers of consumer receivables seek bids from several pre-qualified debt purchasers. In order for us to consider a potential seller as a source of receivables, a variety of factors are considered. Sellers must demonstrate that they have:

         o        adequate internal controls to detect fraud;

         o        the ability to provide post-sale support; and

         o        the capacity to honor buy-back and return warranty requests.

         Under our portfolio purchase agreements, the sellers provide an account file listing the accounts as of a specified cut-off date that are being purchased. Generally, our portfolio purchase agreements provide that we can return certain accounts to the seller. However, in some transactions, we may acquire a portfolio with few, if any, rights to return accounts to the seller. After acquiring a portfolio, we conduct a detailed analysis to determine which accounts in the portfolio should be returned to the seller. Although the terms of each portfolio purchase agreement differ, examples of accounts that may be returned to the seller include:

         o        debts paid prior to the cutoff date;

         o debts in which the obligor filed bankruptcy prior to the cutoff date; and

         o debts in which the obligor was deceased prior to the cutoff date.

         We generally use third-parties to determine bankrupt and deceased obligors, which allows us to focus our resources on portfolio collections. Under a typical portfolio purchase agreement, the seller refunds the portion of the purchase price attributable to the returned accounts or delivers replacement receivables to us. Occasionally, we will acquire a well-seasoned portfolio at a reduced price from a seller that is unable to meet all of our purchasing criteria. When we acquire such portfolios, the purchase price is discounted beyond the typical discounts we receive on the portfolios we purchase that meet our purchasing criteria.

Consumer Receivables Servicing

         Our objective is to maximize our return on investment on acquired consumer receivable portfolios. Consequently, before acquiring a portfolio, we analyze the various assets contained in the portfolio to determine how to best maximize collections in a cost efficient manner. If we acquire the portfolio, we can then promptly process the receivables that were purchased and commence the collection process. Unlike collection agencies that typically have only a specified period of time to recover a receivable, as the portfolio owners we have significantly more flexibility in establishing payment programs and establishing customized policies and procedures.

         Once a portfolio has been acquired, we download all receivable information provided by the seller into our account management system and reconcile certain information with the information provided by the seller in the purchase contract. We then conduct additional due diligence on the portfolio to augment the information provided by the seller and download such information into our account management system. We send notification letters to obligors of each acquired account explaining, among other matters, our new ownership and asking that the obligor contact us or our servicers to make payment arrangements.

         We outsource all of the legal collection process of our receivables to third party law firms, historically only Ragan & Ragan, P.C. based on specific guidelines established by senior management and set forth in a third-party servicing contract. Each third-party law firm to whom we might outsource receivable servicing is selected from an industry law list with an accredited bond, has compatible information technology systems and meets certain other specific criteria. Our standard form of servicing contract provides for the payment to the law firm of a contingency fee equal to 25% of all amounts collected and paid by the debtors. Once a group of receivables is sent to a third-party servicer, our management actively monitors and reviews the servicer's performance on an ongoing basis. Our management receives detailed analyses, including collection activity and portfolio performance, from our internal servicing department to assist it in evaluating the results of the efforts of the third-party law firm. Based on portfolio performance guidelines, our management may move certain receivables from one third-party servicer to another if it anticipates that this will result in an increase in collections. Until December 2004, all of our receivables were from obligors in New Jersey and we have employed the law firm of Ragan & Ragan, P.C. to service those receivables. We expect to continue to use Ragan & Ragan, P.C. with respect to our receivables in New Jersey until such time either (i) our agreement with Ragan & Ragan, P.C. terminates; or (ii) the consumer receivables portfolios in New Jersey increases beyond the capacity of Ragan & Ragan, P.C. Our current agreement with respect to consumer receivables portfolios with Ragan & Ragan P.C. is for a one year period commencing January 1, 2005, and automatically extends for additional periods of one year each unless terminated by us. The agreement provides for the payment to such firm of a contingency fee equal to 25% of all amounts collected and paid by the obligors. The shareholders of Ragan & Ragan, P.C. are W. Peter Ragan, Sr., our Vice President and a Director, and W. Peter Ragan Jr., President of our wholly-owned subsidiary, Velocity Investments LLC.

         From time to time we may resell certain accounts in our pool of consumer receivables that we have deemed uncollectible in order to generate revenue.

Distressed Real Property Program

         We acquire interests in distressed real property, namely, real property being sold at sheriff's foreclosure and judgment execution sales, defaulted mortgages, judgment liens, partial interests in real property and real property with clouded title. Properties and property interests are purchased mainly at publicly advertised judicial and non-judicial auction sales. Purchases of real property are mainly in New Jersey. However, we have also purchased six properties in Indiana through a Bankruptcy Court auction sale conducted in Atlanta, Georgia. It is anticipated that as we expand, we will acquire properties in other geographic locations. Some property interests are purchased through referrals from independent contractor finders who are paid a varying commission of the net profit, if any, at the time of the disposal of the asset to a third party transferee (not upon acquisition). There are currently no policies limiting the percentage of assets that can be invested in one investment and no limitations on the number or amount of mortgages which may be placed on any one piece of property. Our subsidiary, J. Holder, Inc., has entered into a retainer agreement with the law firm of Ragan & Ragan, P.C. and such firm has agreed to provide legal services at varying hourly rates in connection with the purchase and sale of J. Holder's interests in distressed real property with a minimum fee of $1,500 per each purchase and sale. In addition, such firm is entitled to receive a finder's fee equal to 15% of J. Holder's net profit, if any, at the time of sale of any property interest referred to us by Ragan & Ragan, P.C. The retainer agreement is for a one year period commencing January 1, 2005, and renews for successive periods of one year each unless terminated by our subsidiary.

         Senior management conducts extensive due diligence on the status of any property or property interest proposed to be acquired by us and a market analysis of the property's value before making any investment decision.

         Our average holding period for an interest in distressed real property prior to disposal has been six months which has allowed for the wind-up of any litigation, possession and rehabilitation of the property to the degree necessary for resale. To the extent possible, any rehabilitation has been limited to clean up of the premises. Sales of properties are generally made through local, but nationally affiliated, realtors using multiple listing sources. From time to time, we sell interests in distressed real property to generate revenue and to dispose of unwanted properties. Typically, at closing we pay a commission of 5% of the sales price, although incentives may be offered from time to time to expedite a particular sale.

         On June 2, 2005, J. Holder acquired a residential property in Melbourne, Florida through a joint venture with Groveland Estates, LLC, an unrelated party. The property was purchased for $3.25 million from Detroit-based Comercia Bank, which had acquired the property through a foreclosure. Acquisition financing of approximately $3.3 million was provided by a group of investors, including J. Holder, which invested approximately $125,000.00, that will be entitled to receive 10% per annum and 2.0% of the loaned amount along with a pro rata share of 20% of the net profit, if any, realized by J. Holder upon the sale of the property. Under the terms of the joint venture agreement with Groveland Estates, LLC, the investor group, including J. Holder, will be entitled to receive 100% return of all capital, including acquisition and carrying costs, plus the cost of funds. In addition, J. Holder will be entitled to receive 60% of the net profit, if any, of the proceeds of the sale of the property, 20% of which will be shared pro rata with the investor group (including J. Holder), and Groveland Estates, LLC will be entitled to receive 40% of the net profit, if any, from the sale of the property, plus 20% of the actual cost, if any, of the property's renovation, as a project management fee. In the opinion of management, the property is adequately covered by insurance. On September 21, 2005, J. Holder entered into a $1,000,000 mortgage and security agreement, the proceeds of which are being used to renovate the property. Estimated renovations are expected to cost approximately $900,000. All principal shall accrue interest at a fixed annual rate of 12.0% per annum and payments of accrued interest are due and payable in arrears in equal monthly payments on the outstanding principal balance of the promissory note. J. Holder is required to make monthly interest only payments of $10,000.00 until October 21, 2007 at which time all principal, accrued interest and other charges are due and payable. Prior to April 1, 2006, there shall be a prepayment penalty equal to the interest that would have been accrued and earned for six months from the date of the agreement. Although the property was appraised in March 2005 at $8.5 million, there can be no assurance that the sale of the property will result in a profit.


Tax Lien Certificate Program

         We acquire tax lien certificates at a discount to par. We acquire these in the secondary market which allows senior management to perform its due diligence on the underlying property which is the subject of the tax lien before the determination is made regarding what discount to par we are willing to offer as a purchase price. Historically, all of the tax lien certificates we have purchased have related to properties located in the State of New Jersey. We may in the future purchase tax lien certificates relating to properties in other states. Our subsidiary, VOM, LLC has entered into a retainer agreement with the law firm of Ragan & Ragan, P.C., in which such firm has agreed to provide legal services at varying hourly rates in connection with the foreclosure of tax lien certificates with a minimum fee of $1,500 per foreclosed tax lien certificate and a commission equal to 15% of VOM's net profit, if any, at the time of sale of any real property acquired by VOM upon foreclosure of a tax lien certificate.

         From time to time we sell properties acquired by foreclosure of a tax lien certificate. Sales of such properties are through local, but nationally affiliated, realtors using multiple listing services. Typically, at closing we pay a commission of 5% of the sales price, although incentives may be offered from time to time to expedite a particular sale.

Competition

         Our business of purchasing consumer receivables, interests in distressed real property and tax lien certificates is highly competitive and fragmented, and we expect that competition from new and existing companies will increase. We compete with:

         o other purchasers of consumer receivables, interests in distressed real property and tax lien certificates, including third-party collection companies; and

         o other financial services companies who purchase consumer receivables, interests in distressed real property and tax lien certificates.

         Some of our competitors are larger and more established and may have substantially greater financial, technological, personnel and other resources than we have, including greater access to capital markets. We believe that no individual competitor or group of competitors has a dominant presence in the market.

         We compete with our competitors for consumer receivable portfolios, interests in distressed real property and tax lien certificates based on many factors, including:

         o        purchase price;
         o        representations, warranties and indemnities requested;
         o        speed in making purchase decisions; and
         o        our reputation.

         Our strategy is designed to capitalize on the market's lack of a dominant industry player. We believe that our management's experience and expertise in identifying, evaluating, pricing and acquiring receivable portfolios, interests in distressed real property and tax lien certificates and managing collections coupled with our strategic alliances with third-party servicers and our sources of financing give us a competitive advantage. However, we cannot assure that we will be able to compete successfully against current or future competitors or that competition will not increase in the future.

Management Information Systems

         We believe that a high degree of automation is necessary to enable us to grow and compete with other financial services companies. Accordingly, we continually upgrade our computer software and, when necessary, our hardware to support the servicing and recovery of consumer receivables that we acquire. Our telecommunications and computer systems allow us to quickly and accurately process the large amount of data necessary to purchase and service consumer receivable portfolios. Due to our desire to increase productivity through automation, we periodically review our systems for possible upgrades and enhancements.

Government Regulation

         The relationship of obligors and a creditor is extensively regulated by Federal, state and municipal laws, rules, regulations and ordinances. These laws include, but are not limited to, the following statutes and regulations: the Fair Debt Collection Practices Act, the Federal Truth-In-Lending Act, the Fair Credit Billing Act, the Equal Opportunity Act, the Fair Foreclosure Act and the Fair Credit Reporting Act, as well as comparable statutes in states where obligors reside and/or where creditors are located. Among other things, the laws and regulations applicable to various creditors impose disclosure requirements regarding the advertisement, application, establishment and operation of credit accounts or other types of credit programs. Federal law requires a creditor to disclose to an obligor, among other things, the interest rates, fees, grace periods and balance calculation methods associated with their accounts. In addition, obligors are entitled to have payments and credits applied to their accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. In addition, some laws prohibit certain discriminatory practices in connection with the extension of credit. Further, state laws may limit the interest rate and the fees that a creditor may impose on obligors. Failure by a creditor to comply with applicable laws could create claims and rights of offset that would reduce or eliminate a obligor's obligations, which could have a material adverse effect on our operations. Pursuant to agreements under which we purchase receivables, we are typically indemnified against losses resulting from the failure of the creditor to have complied with applicable laws relating to the receivables prior to our purchase of such receivables.

         Certain laws, including the laws described above, may limit our ability to collect amounts owing with respect to the receivables regardless of any act or omission on our part. For example, under the Federal Fair Credit Billing Act, a credit card issuer may be subject to certain claims and defenses arising out of certain transactions in which a credit card is used if the consumer has made a good faith attempt to obtain satisfactory resolution of a problem relative to the transaction and, except in cases where there is a specified relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the consumer's billing address or within 100 miles of that address. Accordingly, as a purchaser of defaulted receivables, we may purchase receivables subject to valid defenses on the part of the obligor. Other laws provide that, in certain instances, obligors cannot be held liable for, or their liability is limited to $50 with respect to, charges to the credit card account that were a result of an unauthorized use of the credit card account. No assurances can be given that certain of the receivables were not established as a result of unauthorized use of a credit card account, and, accordingly, the amount of such receivables may not be collectible by us.

         Several Federal, state and municipal laws, rules, regulations and ordinances, including, but not limited to, the Federal Fair Debt Collection Practices Act and the Federal Trade Commission Act and comparable state statutes regulate debt collection activity. Although, for a variety of reasons, we may not be specifically subject to the Federal Fair Debt Collection Practices Act and certain state statutes specifically addressing third-party debt collectors, it is our policy to comply with applicable laws in our collection activities. To the extent that some or all of these laws apply to our collection activities, failure to comply with such laws could have a materially adverse effect on us.

         Additional laws may be enacted that could impose additional restrictions on the servicing and collection of consumer receivables. Such new laws may adversely affect the ability to collect such receivables.

         Because the receivables were originated and serviced pursuant to a variety of Federal laws by a variety of entities there can be no assurance that all original servicing entities have at all times been in substantial compliance with applicable law. Additionally, there can be no assurance that we or our servicers have been or will continue to be at all times in substantial compliance with applicable law. The failure to comply with applicable law could materially adversely affect our ability to collect our receivables and could subject us to increased costs, fines and penalties.

         We currently hold a number of licenses issued under applicable credit laws. Certain of our current licenses and any licenses that we may be required to obtain in the future may be subject to periodic renewal provisions and/or other requirements. Our inability to renew licenses or to take any other required action with respect to such licenses could have a material adverse effect upon our results of operation and financial condition.

Employees

         As of September 30, 2005, we had a total of seven employees, of which five are full time employees. Most of our collection activities are outsourced and managed by corporate officers. None of our employees is covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Description of Property

         Prior to the merger with STB, we did not lease any premises for our executive or corporate offices. Following the merger, both our executive/corporate offices at 48 Franklin Turnpike, 3rd Floor, Ramsey, NJ 07746 and our business office at 3100 Route 138 West, Wall, New Jersey 07719 are located in leased space. The executive/corporate office is approximately 500 square feet and is subject to a one year lease from an unrelated third party and has an annual lease payment of $12,000. The business office is approximately 1000 square feet and is subject to a two year lease from an unrelated third party and has an annual lease payment of $18,000.

Legal Proceedings

         In the ordinary course of our business we are involved in numerous legal proceedings. We regularly initiate collection lawsuits against consumers using our network of third party law firms. Also, consumers may occasionally initiate litigation against us in which they allege that we have violated a Federal or state law in the process of collecting on their account. We do not believe that these ordinary course matters are material to our business and financial condition. As of the date of this prospectus, there were no material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is the subject and, to the best of our knowledge, no such action against us is contemplated or threatened.


                  [remainder of page intentionally left blank]

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock issuable upon conversion of the debenture by the selling stockholder. If and when all of the warrants held by the selling stockholder are exercised, we will receive the proceeds from the exercise of those warrants. If these warrants are exercised in full, we will receive up to $620,000, which we intend to use for working capital and other general corporate purposes.


                               SELLING STOCKHOLDER

         Up to an aggregate of 1,265,743 shares of common stock may be offered under this prospectus. Up to 926,733 shares of common stock issuable upon conversion of a convertible debenture, up to 200,000 shares of common stock issuable upon the exercise of warrants and up to 139,010 shares of common stock issuable upon conversion of obligations underlying the convertible debenture issued to the selling stockholder.

         All proceeds of this offering will be received by the selling stockholder for its own account. We may receive proceeds in connection with the exercise of the warrants, the underlying shares associated with which may, in turn, be sold by the selling stockholder. As used in this prospectus, the term "selling stockholder" includes the selling stockholder and its transferees, assignees, pledgees, donees or other successors.

         On October 27, 2005, we consummated a $1.8 million secured convertible debt financing with the selling stockholder. The investment takes the form of a convertible debenture secured by substantially all of our assets. The debenture has an 18-month term and bears interest at a rate equal to 10% per annum. The debenture is initially convertible, under certain conditions, into shares of our common stock at a price equal to $4.00 per share. On or after April 1, 2006, the Debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date).

          In connection with the financing, we also issued to the selling stockholder a common stock purchase warrant to purchase up to 200,000 shares of our common stock at a price equal to $3.10 per share.

         The following table sets forth, to our knowledge, certain information about the selling stockholder as of December 7, 2005.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon conversion of the debenture and upon exercise of the warrant held by the holder that are currently convertible or are exercisable or convertible or exercisable within 60 days after the date of the table are deemed outstanding.

         DKR SoundShore Oasis Holding Fund, Ltd. is a master fund in a master-feeder structure. The investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among DKR, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of DKR, including voting any shares held by DKR. Mr. Seth Fischer is the managing partner of Oasis Management

Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to DKR. Mr. Fischer disclaims beneficial ownership of the shares. Other than with respect to the October 2005 financing transaction described in this prospectus, DKR has not held nor had any material relationship with us in the past three years.

         The percent of beneficial ownership for the selling stockholder is based on 15,972,556 shares of common stock outstanding as of November 30, 2005. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of November 30, 2005, are considered outstanding and beneficially owned by a selling stockholder who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

         The following table sets forth information as of that date regarding beneficial ownership of our common stock by the selling stockholder both before and immediately after the offering. Actual ownership of the shares is subject to conversion of the convertible debenture and exercise of the warrant.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder.

         After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholder may change over time.

         Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

                                        Number of Shares
                                        of common stock,       Number of        Total        Number of
                                          not including         Shares        Number of    Shares to be   Number of
                                       shares issuable on   Represented by    Shares of     Offered for   Shares to    Percentage
                        Position,         conversion of      debenture and      common      the Account   be Owned        to be
                        Office or         debenture or         warrants,        stock         of the        after     Beneficially
                     Other Material         warrants,        Beneficially    Beneficially     Selling       this       Owned after
Name                  Relationship     Beneficially Owned        Owned          Owned       Stockholder    Offering   this Offering
DKR
Soundshore
Oasis Holding
Fund, Ltd. (1)            None                 0              717,500(2)       717,500        717,500         0             0

         (1) The terms of the convertible debenture and warrant issued to the selling stockholder, whose underlying shares of common stock are included for resale under this prospectus, provide that the selling stockholder is not entitled to receive shares upon exercise of the warrant, upon payment of principal and interest on the debenture, or upon conversion of the debenture if such receipt would cause the selling stockholder to be deemed to beneficially own in excess of 4.99% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by the selling stockholder upon 61 days prior written notice to us or without notice upon an event of default).
         (2) Such number is based upon the conversion of the convertible debenture and interest at a conversion price of $4.00 per share, which is the conversion price as of the date hereof. Includes 200,000 shares of common stock underlying a warrant to purchase shares of common stock.

                              PLAN OF DISTRIBUTION

         The selling stockholder or any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o        any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute its shares of our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholder.

         We agreed to use our best efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholder without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our executive officers and directors are identified in the table below:

                                           Year Became An
                                              Executive
          Name               Age         Officer or Director                           Positions
John C. Kleinert              46                 2004            President, Chief Executive Officer and Director
                                                                 Chief Financial Officer, Chief Legal Officer,
James J. Mastriani            35                 2004            Treasurer and Secretary
W. Peter Ragan, Sr            58                 2004            Vice President and Director
                                                                 President of Velocity Investments, LLC, our wholly-
W. Peter Ragan, Jr            35                 2004            owned subsidiary
Steven Marcus                 46                 2005            Director
Dr. Michael Kelly             53                 2005            Director
David Granatell               48                 2005            Director

There are no material proceedings known to us to which any of our directors, officers or affiliates, or any owner of record or beneficially of more than 5% of any class of our voting securities, or any affiliate of such persons is a party adverse to us or has a material interest adverse to our interests. None of our directors received any additional compensation for his or her services as a director. During 2005, we plan to expand our board of directors by adding up to three independent directors. The following brief biographies contain information about our directors and our executive officers. The information includes each person's principal occupation and business experience for at least the past five years. This information has been furnished to us by the individuals named. Except for the relationship of Mr. Ragan, Sr. and Mr. Ragan, Jr., who are father and son, there are no family relationships known to us between the directors and executive officers. We do not know of any legal proceedings that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

John C. Kleinert earned a Bachelor of Science degree in Chemical Engineering from Princeton University in 1981. In 1982,Mr. Kleinert was hired by Goldman Sachs in New York and from 1982-1990 he traded various municipal products and was appointed head of the Municipal Trading Desk in 1991. In 1994, Mr. Kleinert was elected a general partner of the firm and served in that capacity until the end of 1997 when he retired and became a limited partner. Since retiring from Goldman Sachs and prior to his full time employment by us as president and chief executive officer, Mr. Kleinert pursued several business ventures, including managing a trading operation, JCK Investments, which invested in equities, bonds, commodities and options. He is also a co-founder of our company.

James J. Mastriani received a Bachelor of Arts degree in 1992 from Georgetown University and earned his juris doctorate from the Seton Hall University School of Law in 1997. After graduating from law school, Mr. Mastriani was in-house counsel for SBC Warburg Dillon Read Inc., providing legal advice and transactional support to the broker-dealer subsidiary of Swiss Bank Corporation. From 1998 to 2004, Mr. Mastriani practiced at the New York office of international law firm Skadden, Arps, Slate, Meagher and Flom LLP, where he was responsible for providing legal and regulatory advice to clients in the financial services and consumer finance industries.

W. Peter Ragan, Sr. received a Bachelor of Science in Marketing from LaSalle University in 1968 and earned his law degree from the Seton Hall University School of Law in 1974. Since his graduation he has practiced primarily in the area of creditor's rights. Mr. Ragan practiced with the firm of Schaefer and Crawford in Ocean Township, New Jersey, from 1974 to 1979 where he specialized in municipal law and creditor's rights. From 1979 through May of 1998, Mr. Ragan was a principal of Blankenhorn & Ragan, PC, and its predecessor partnership. In

May of 1998, the firm of Ragan & Ragan, P.C. was created where Mr. Ragan is presently senior partner and continues with his focus upon creditor's rights. Mr. Ragan has been a member of the New Jersey State Bar since 1974 and is also admitted to practice before the United States District Court for the District of New Jersey, United States Third Circuit Court of Appeals and the United States Supreme Court. Mr. Ragan is also a co-founder of our company.

W. Peter Ragan, Jr. earned a Bachelor of Science in Management and Marketing from Manhattan College 1992 and graduated, cum laude, from the Seton Hall University School of Law in May of 1996. In 2001, Mr. Ragan received a Masters Degree in Business Administration from Monmouth University. After Mr. Ragan's graduation from Seton Hall he was employed by Blankenhorn & Ragan, PC as a litigation associate. He has handled cases involving creditor's rights, collection and bankruptcy litigation practice. In May of 1998, Mr. Ragan became a partner in the firm Ragan & Ragan, P.C. and now manages Ragan & Ragan, P.C.'s volume collection practice. Mr. Ragan is a member of the New York and New Jersey State Bars and is also admitted to practice before the United States District of New Jersey, the United States District Court for the Southern District of New York, and the United States Third Circuit Court of Appeals. Mr. Ragan is also a co-founder of our company.

Steven Marcus joined our board of directors in September 2005. Mr. Marcus is the founder and President of Rainbow Capital, LLC, a private equity firm that sponsors private equity transactions of mature middle market companies. He founded the firm in 2001. From 1999 through 2001, Mr. Marcus was a private equity investor, sourcing and evaluating investment opportunities in primarily internet start-ups. For the previous 14 years, Mr. Marcus worked in the high yield bond market for the Donaldson, Lufkin & Jenrette, Smith Barney, Inc. and PaineWebber, Inc. Mr. Marcus has an M.B.A. in finance from the University of Duke and a B.S. in accounting from Syracuse University. Mr. Marcus is the Chairman of our Audit Committee.

Dr. Michael Kelly joined our board of directors in September 2005. Mr. Kelly has been a Director of the Insal, Scott Kelly Institute of Orthopedic and Sports Medicine in New York, New York since 1991. In 2004 Dr. Kelly was named Chairman of the Department of Orthopedic Surgery at Hackensack University Medical Center. He is also Vice President of the U.S. Knee Society, an attending orthopedic surgeon at Lenox Hill Hospital in New York, New York and has served as team physician for the New Jersey Nets franchise of the National Basketball Association for the last 5 years. Mr. Kelly is a member of our Audit Committee.

David Granatell joined our board of directors in September 2005. Mr. Granatell is an Executive Director of the privately-owned Elmwood Park, NJ based Grant Industries, Inc., a specialty manufacturer of textile chemicals and personal care raw materials, with locations in Mexico, Romania, England, China and Korea. Mr. Granatell has worked for Grant Industries since graduating from Rutgers University in 1979 and became a Partner in 1982. Mr. Granatell is a member of our Audit Committee.

Director Independence

         We believe that Steven Marcus, Dr. Michael Kelly and David Granatell qualify as independent directors as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A(3)(b)(1) of the Securities Exchange Act, as amended. Accordingly, our board of directors is comprised of a majority of independent directors.

Board Committees

         Our board of directors intends to establish an audit committee, which will operate under a charter that will be approved by the board.

Audit Committee

         Our board of directors intends to establish an Audit Committee in December 2005, comprised of Steven Marcus, Dr. Michael Kelly and David Granatell, all of whom are independent directors as defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A(3)(b)(1) of the Securities Exchange Act, as amended. Mr. Marcus will serve as chairman of the committee. The board of directors has determined that Mr. Marcus is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B.

         The Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will perform several functions. The Audit Committee will evaluate the independence and performance of, and assess the qualifications of, our independent auditors, and engage such independent auditors. The Audit Committee will approve the plan and fees for the annual audit, review of quarterly reports, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditors. The Audit Committee will monitor the rotation of partners of the independent auditors on our engagement team as required by law. The Audit Committee will review the financial statements to be included in our Annual Report on Form 10-KSB and review with management and the independent auditors the results of the annual audit and our quarterly financial statements. In addition, the Audit Committee will oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board. The Audit Committee will provide oversight assistance in connection with legal and ethical compliance programs established by management and the board, including Sarbanes-Oxley implementation, and will make recommendations to the board of directors regarding corporate governance issues and policy decisions.


                             EXECUTIVE COMPENSATION

Compensation

         On January 1, 2004, we entered into an employment contract with John C. Kleinert. We agreed to employ Mr. Kleinert as our President for a period of two years at an annual salary of $125,000. On the same date, our wholly-owned subsidiary, J. Holder, Inc., entered into an employment contract with Mr. Kleinert in which it agreed to employ Mr. Kleinert as its President for a period of two years at an annual salary of $50,000. No salary was paid or accrued under either employment contract until September 1, 2004, when each contract was amended to provide for the commencement of payment. Mr. Kleinert devotes all of his business time to our affairs and those of J. Holder as provided under his employment contracts.

         On January 1, 2004, our-wholly owned subsidiary, VOM, LLC, entered into an employment contract with W. Peter Ragan, Sr. in which it agreed to employ Mr. Ragan, Sr. as its President for a period of two years at an annual salary of $60,000. No salary was paid or accrued under such employment contract until September 1, 2004, when such contract was amended to provide for the commencement of payment. Mr. Ragan, Sr. devotes approximately 50% of his business time to the affairs of VOM and J. Holder in accordance with the terms of his employment contract.

         On January 1, 2004, our wholly-owned subsidiary, Velocity Investments, LLC, entered into an employment contract with W. Peter Ragan, Jr. in which it agreed to employ Mr. Ragan, Jr. as its President for a period of two years at an annual salary of $60,000. No salary was paid or accrued under such employment contract until September 1, 2004, when such contract was amended to provide for the commencement of payment. Mr. Ragan, Jr. devotes approximately 50% of his business time to the affairs of Velocity Investments and J. Holder in accordance with the terms of his employment contract

         On September 8, 2004, we entered into an employment contract with James
J. Mastriani in which we agreed to employ Mr. Mastriani as our Chief Financial Officer and our Chief Legal Officer for a period of three years ending September 1, 2007 at an annual base salary of not less than $175,000, with annual increases and annual bonuses determined at the discretion of our board of directors and calculated in same manner as other executives. Additionally, we agreed to grant Mr. Mastriani equity securities pursuant to our 2004 Equity Incentive Program. The amount, type and terms of the equity securities to be granted to Mr. Mastriani will be determined by our board of directors and Mr. Mastriani. Mr. Mastriani devotes all of his business time to our affairs as provided under his employment contract.

         Our board of directors presently consists of two of our executive officers and three independent directors. We are not currently providing any compensation to such members for serving in such capacity, but anticipate compensating our independent directors commencing in 2006. Such compensation, however, has yet to be determined.

Compensation Pursuant to Plans

         In March 2004, we approved the 2004 Equity Incentive Program. Such program provides for the grant of incentive stock options, nonqualified stock options, restricted stock grants, including, but not limited to, unrestricted stock grants, as approved by the board or a committee of the board. Incentive stock options granted under the program are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified stock options granted under the program are intended not to qualify as incentive stock options under the Internal Revenue Code.

         The total number of shares of our common stock that may be issued under the Program upon the exercise of all option granted under the Program or the satisfaction by all recipients of all conditions necessary for the receipt of restricted stock awards and/or unrestricted stock awards may not exceed 13,000,000, of which 6,500,000 shares shall be available for issuance under incentive stock options and 6,500,000 shares shall be available for issuance under nonqualified stock options, restricted stock awards and/or unrestricted stock awards. No awards have been made under the Program as of the date of this prospectus.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information available to us, as of December 6, 2005 with respect to the beneficial ownership of the outstanding shares of common stock by: (i) any holder of more than five percent (5%) of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group:

                                                      Number of Shares of          Percentage of Class
         Name of Beneficial Owner(1)                  Common Stock Owned          Before the Offering(2)
         -----------------------------------------------------------------------------------------------
         John C. Kleinert(3)(6)                            9,255,323                      57.9%
         James J. Mastriani(5)                                     0                        .0%
         W. Peter Ragan, Sr.(4)(5)                         2,343,652                      14.7%
         W. Peter Ragan, Jr.(4)(5)                         2,343,652                      14.7%
         Steven Marcus (3)                                         0                        --
         Dr. Michael Kelly (3)                               344,412                       2.1%
         David Granatell (3)(7)                            1,125,000                       7.0%-
         All officers and directors as a group
            (seven persons)                               15,412,039                      96.4%

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Securities Exchange Act of 1934.

(2) Percentages are approximate and exclude shares issuable upon outstanding warrants and options.

(3) The business address of such individual is 48 Franklin Turnpike, 3rd Fl, Ramsey, NJ.

(4) Includes 309,250 shares of common stock issuable upon the exercise of warrants at $1.04 per share which expire on February 3, 2009 issued to each of Mr. Ragan Sr. and Mr. Ragan Jr.

(5) The business address of the stockholder, director or officer, as the case may be, noted above is 3100 Rt. 138, Wall, NJ.

(6) Includes 1,718,500 shares of common stock issuable upon the exercise of warrants at $ 1.04 per share which expire on February 3, 2009.

(7) Includes 562,500 shares of common stock issuable upon the exercise of warrants at $1.04 per share which expire on February 3, 2009


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth below, no transactions have occurred since the beginning of our last fiscal year or are proposed with respect to which a director, executive officer, security holder owning of record or beneficially more than 5% of any class of our securities or any member of the immediate families of the foregoing persons had or will have a direct or indirect material interest:

         1. In August 2004, effective as of June 30, 2004, we issued an aggregate of 4,084,724 shares of our common stock to three holders of $3,676,252 of Velocity's indebtedness, including our Chief Executive Officer, John C. Kleinert, in exchange for the cancellation thereof on the basis of one share per $.90 of indebtedness.

         2. We engage Ragan & Ragan, P.C. to pursue legal collection of our receivable portfolios, interests in distressed real property and tax lien certificates. Both Messrs. Ragan, Sr. and Ragan, Jr. are partners of Ragan & Ragan, P.C. The fee arrangements between our subsidiaries and Ragan & Ragan, P.C. have been reviewed and approved by all of the members of a committee appointed by our board of directors other than Mr. Ragan, Sr. who abstained. John C. Kleinert and James J. Mastriani comprised the committee. During fiscal year 2004 and the nine months ended September 30, 2005, our subsidiary Velocity Investments, paid Ragan & Ragan, P.C. an aggregate of $738,900 and $393,715, respectively, our subsidiary J. Holder, paid Ragan & Ragan, P.C. an aggregate of $61,830 and $36,226, respectively, and our subsidiary, VOM, paid Ragan & Ragan, P.C. an aggregate of $14,372 and $0, respectively.

         3. In connection with our independent consulting agreement with The Del Mar Consulting Group Inc., two of our executive officers, W. Peter Ragan, Sr. and W. Peter Ragan, Jr., granted an option to RB & AJ Associated Holdings, Inc., a company majority owned by the president of the consultant, to purchase for $13,600 warrants owned by the executive officers to purchase an aggregate of 85,000 (42,500 from each) shares of our common stock at $1.04 per share. In addition, the executive officers granted an employee of the consultant an option to purchase for $2,400 warrants owned by the executive officers to purchase an aggregate of 1500 (750 from each) shares of our common stock at $1.04 per share. Both options were exercised on March 15, 2004.

         It is our policy, with respect to insider transactions, that all transactions between us, our officers, directors and principal stockholders and our affiliates be on terms no less favorable to us than could be obtained from an unrelated third parties in arms-length transactions, and that all such transactions shall be approved by a majority of the disinterested members of the Board of Directors. We believe that the transaction described above complies with such policy.

         Except for the relationship of W. Peter Ragan, Sr. and W. Peter Ragan, Jr. who are father and son none of our officers and directors are related.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the "reporting persons") file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2004 and 2005, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

                  [remainder of page intentionally left blank]

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of "blank check" preferred stock, par value $.001 per share. No other classes of capital stock are authorized. The relative rights of our common stock are defined by our certificate of incorporation, as described below, as well as by our bylaws and the General Corporation Law of the State of Delaware.

Common Stock

         Holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of our business, each holder of common stock is entitled to share ratably in all of our assets remaining after the payment of liabilities and liquidation preferences of our holders of preferred stock. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. All shares of common stock now outstanding, and all shares to be outstanding upon the completion of this offering, are and will be fully paid and nonassessable.

         As of November 29, 2005, there were 265 registered holders of record of our common stock.

"Blank Check" Preferred Stock

         Our board of directors is expressly authorized at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of such shares and to change the number of such shares constituting any series and to provide for or change the voting powers designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment regarding our best interests and our stockholders.

         Any issuance of preferred stock with voting rights, could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued to render more difficult or discourage an attempt to obtain control of Velocity by means of a tender offer, proxy contest, merger or otherwise. The ability of the board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

         As of the date of this prospectus, no series of preferred stock has been designated and no shares of preferred stock have been issued.

Warrants

         677,160 warrants which are exercisable prior to February 2009 for shares of common stock at an exercise price per share of $2.50; warrants (2,437,000 in the aggregate) issued to officers and directors, former shareholders of STB, in connection with the STB merger which are exercisable prior to February 2009 at a price per share of $1.04; 562,500 warrants issued in the private placement consummated in connection with such merger which are exercisable prior to February 2009 at a price per share of $1.04; warrants (200,000 in the aggregate) issued to Lomond International issued in February 2004, which are exercisable prior to February 2009 at a price per share of $1.04; and 200,000 warrants issued to the selling stockholder in connection with the October 2005 financing, which are exercisable at $3.10 per share through October 2010. There are currently warrants to purchase 4,076,660 shares of our common stock issued and outstanding.

Option

         The option granted to The Del Mar Consulting Group, Inc. for 250,000 shares of common stock is exercisable anytime prior to March 31, 2009 for shares of common stock at an exercise price per share of $2.50.

Convertible Debenture

         On October 27, 2005, we and our wholly owned subsidiary, J Holder, Inc., entered into a Securities Purchase Agreement with an institutional investor relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million. The debenture was issued with an initial conversion price of $4.00 per share and provides for full ratchet anti-dilution protection (in certain circumstances). At the initial conversion price, the debenture is convertible into an aggregate of 450,000 shares of common stock. The debenture bears interest at 10% per annum, payable monthly on the first day of each calendar month, beginning on November 1, 2005. Interest is payable in cash or, at our option, in shares of common stock provided certain conditions are satisfied. On or after April 1, 2006, the debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date).

         Beginning on April 1, 2006, we are obligated to repay the debenture in monthly payments equal to 1/12 of the outstanding principal amount, in cash; provided, however, that upon the satisfaction of certain conditions, such payment may be made in shares of our common stock based on a conversion price equal to 85% of the average of the three lowest closing prices of our common stock during the ten trading days immediately prior to the applicable monthly payment date.

         At any time after the issuance date and prior to March 31, 2006, the debenture may be redeemed at our election at the principal amount, plus accrued but unpaid interest, subject to the satisfaction of certain conditions. Upon the occurrence of a change of control, a fundamental transaction or the sale of certain specified assets as set forth in the debenture, the holders may require us to redeem the debenture at the principal amount, plus accrued and unpaid interest, subject to the satisfaction of certain conditions.

Anti-Takeover Law

         We are subject to Section 203 of the Delaware General Corporation Law, which restricts certain transactions and business combinations between a corporation and an "interested stockholder" (as defined in Section 203) owning 15% or more of the corporation's outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of our outstanding voting stock

(excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interest stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans).

Transfer Agent and Registrar

         Continental Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.


                         SHARES ELIGIBLE FOR FUTURE SALE


         As of the date of this prospectus, 15,972,556 shares of our common stock are outstanding, held by approximately 265 record holders. Of these shares, approximately 1,429,978 shares of common stock are freely tradable without restriction. 14,542,578 shares are restricted securities under Rule 144 of the Securities Act, in that they were issued in private transactions not involving a public offering. 3,100,063 shares of such restricted securities may be sold pursuant to a current registration statement. All but approximately 298,868 of those shares are currently eligible for sale under Rule 144.

Rule 144

         In general, under Rule 144 as currently in effect, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average weekly trading volume or 1% of the total number of outstanding shares of the same class. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Rule 144(k)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB under the symbol "VCYA" (the common stock formerly traded under the symbol "TLOP"). Set forth below are the high and low bid prices for our common stock for each quarter during the last two fiscal years and the interim periods ended September 30, 2005.

                Period Ended                            High Bid      Low Bid

Quarter Ended September 30, 2005                      $      3.05   $      1.75
Quarter Ended June 30, 2005                           $      3.25   $      2.10
Quarter Ended March 31, 2005                          $      4.45   $      2.10
Quarter Ended December 31, 2004                       $      3.55   $      1.50
Quarter Ended September 30, 2004                      $      3.15   $      1.60
Quarter Ended June 30, 2004(1)                        $      4.00   $      1.56
Quarter Ended March 31, 2004(1)(2)                    $      4.16   $       .78
Quarter Ended December 31, 2003(1)(2)                 $       .78   $       .78
Quarter Ended September 30, 2003(1)(2)                $      1.43   $       .78
Quarter Ended June 30, 2003(1)(2)                     $      1.56   $      1.43

     (1) Prices adjusted retroactively to reflect 1-for-13 reverse stock split which occurred April 12, 2004. These adjusted prices are not necessarily indicative of what the price might have been if such reverse split had occurred prior to April 12, 2004.

     (2) On February 3, 2004, we acquired STB in a merger. Prior to that date we had virtually no active business operations.

         On December 6, 2005, the closing bid and asked prices for our common stock as reported on the OTC Bulletin Board was $2.35. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Since our inception, we have not paid any dividends on our common stock, and we do not anticipate that we will pay dividends in the foreseeable future.

      As of November 29, 2005, we had approximately 265 holders of record of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

         Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

         The legality of the securities offered in this prospectus has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

                                     EXPERTS

         Our consolidated financial statements for the years ended December 31, 2004 and 2003, included in this prospectus, have been included in this prospectus in reliance upon the report of Cowan, Gunteski & Co., PA, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         Our accountant, Robert C. Seiwell, Jr. CPA, resigned effective December 14, 2003. The reports for the quarters ended June 30, 2003 and September 30, 2003 were reviewed by Mr. Seiwell. The reports did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern uncertainty. In addition, there were no disagreements, disputes or differences of opinion with Robert C. Seiwell, Jr. CPA on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of Robert C. Seiwell, Jr. CPA would have caused Robert C. Seiwell, Jr. CPA to make reference to the matter in its report.

         On February 10, 2004, Spicer, Jeffries & Company, LLC, the principal accountant engaged to audit the financial statements of STB, Inc. for the fiscal year ended December 31, 2002 resigned. The report of such firm on such financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements, disputes or differences of opinion with Spicer, Jeffries & Company, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which, if not resolved to the satisfaction of such firm would have caused such firm to make reference to the matter in its report.

         On February 10, 2004, we engaged Cowan, Gunteski & Co., P.A., an independent public accounting firm, to act as our independent auditors. Such engagement was approved by our board of directors.

         During the fiscal years ended December 31, 2002 and December 31, 2003 and through the date of engagement, neither we nor anyone on its behalf consulted with Cowan, Gunteski & Co., P.A. with respect to any matters or events, including any matters or events set forth and described in Items 304(a)
(2) (i) and (ii) of Regulation S-B.

                              AVAILABLE INFORMATION

         We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C., and in New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to common stock offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. You may obtain copies of the registration statement from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

         You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                         Velocity Asset Management, Inc.
                           3100 Route 138W, Building 1
                  Wall, NJ 07719 Attention: James J. Mastriani
                                 (732) 556-9090


         You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                         VELOCITY ASSET MANAGEMENT, INC.
                          (formerly Tele-Optics, Inc.)

                              FINANCIAL STATEMENTS
         For the Periods Ended September 30, 2004 and September 30, 2005
                 and the Years Ended December 31, 2004 and 2003

                                    CONTENTS

                                                                          Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                   F-2

FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                            F-3

   Consolidated Statements of Income (Loss)                               F-5

   Consolidated Statements of Retained Earnings (Deficit)                 F-6

   Consolidated Statements of Cash Flows                                  F-7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                        F-8 - F-29

                         [Cowan & Gunteski Letterhead]



             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Velocity Asset Management, Inc. and Subsidiaries
Ramsey, New Jersey

We have audited the accompanying consolidated balance sheets of Velocity Asset Management, Inc. and subsidiaries, as of December 31, 2004 and 2003 and the related consolidated statements of income (loss), consolidated statement of retained earnings (deficit) and consolidated statements of cash flows for Velocity Asset Management, Inc. and subsidiaries for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Velocity Asset Management, Inc. and subsidiaries for the year ended December 31, 2002, were audited by other auditors whose report dated July 11, 2003, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Velocity Asset Management, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, certain errors and disclosures in connection with the early extinguishment of debt were omitted from the previously issued consolidated financial statements of the Company. Accordingly, the 2004 consolidated financial statements have been restated to correct the error and provide additional disclosure.

Cowan , Gunteski & Co., P.A.
/s/ Cowan , Gunteski & Co., P.A.

Toms River, New Jersey

July 15, 2005


          Velocity Asset Management, Inc. (Formerly Tele-Optics, Inc.)

                           CONSOLIDATED BALANCE SHEETS
             September 30, 2005 and 2004, December 31, 2004 and 2003


                                     ASSETS                       September 30,                 December 31,
                                                           ---------------------------   ---------------------------
                                                                                             2004
                                                               2005           2004       (As Restated)      2003
                                                            (Unaudited)    (Unaudited)     (Audited)         *
                                                           ------------   ------------   ------------   ------------
CURRENT ASSETS
  Cash and Cash Equivalents                                $    155,510   $    289,682   $  1,423,123   $    540,427
  Accounts Receivable                                           179,157         56,113        815,251        207,971
  Property Inventory Owned                                    5,529,389      1,739,360      2,150,860      1,139,670
  Deposits on Properties                                        267,500        120,000        120,000        127,500
  Tax Certificates Held
    and Accrued Interest Recievable, net of discounts           580,193        742,378        702,117      1,009,073
  Prior Year Income Tax Refund Receivable                        68,693             --             --             --
  Consumer Receivables                                       16,005,805      2,607,497      3,237,852      1,767,166
  Other Current Assets                                           22,966             --             --             --
                                                           ------------   ------------   ------------   ------------

      Total Current Assets                                   22,809,213      5,555,030      8,449,203      4,791,807
                                                           ------------   ------------   ------------   ------------
PROPERTY AND EQUIPMENT, net of accumulated
  depreciation                                                   81,171         36,653         47,198             --
                                                           ------------   ------------   ------------   ------------
OTHER ASSETS
  Deferred Income Tax Asset - Non-Current                       178,000             --        221,500             --
  Other Assets                                                  249,889         75,000         75,000             --
                                                           ------------   ------------   ------------   ------------

      Total Other Assets                                        427,889         75,000        296,500             --
                                                           ------------   ------------   ------------   ------------

      Total Assets                                         $ 23,318,273   $  5,666,683   $  8,792,901   $  4,791,807
                                                           ============   ============   ============   ============

* - Issued as an audited consolidated balance sheet of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

See Accompanying Notes and Independent Registered Public Accounting Firm's
Report.


          Velocity Asset Management, Inc. (Formerly Tele-Optics, Inc.)

                           CONSOLIDATED BALANCE SHEETS
             September 30, 2005 and 2004, December 31, 2004 and 2003


       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)             September 30,                 December 31,
                                                           ---------------------------   ---------------------------
                                                                                             2004
                                                               2005           2004       (As Restated)     2003
                                                            (Unaudited)    (Unaudited)     (Audited)         *
                                                           ------------   ------------   ------------   ------------
CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses                    $    184,258   $     32,269   $      1,937   $    191,622
  Estimated Court and Media Costs                             3,758,355             --             --             --
  Short-Term Borrowings Under Line of Credit                  5,685,194             --             --        705,477
  Notes Payable - Short Term                                  3,700,000             --             --             --
  Current Portion of Long-Term Debt                                  --        250,000        250,000      2,306,036
  Income Taxes Payable                                          226,485          2,567         13,550          2,567
  Installment Payable                                                --         50,746             --             --
  Deferred Income Tax Liability - Current                        33,000             --         11,800             --
  Current Portion of Obligations Under Capital Lease            354,578        472,291        709,157        436,752
                                                           ------------   ------------   ------------   ------------

    Total Current Liabilities                                13,941,870        807,873        986,444      3,642,454
                                                           ------------   ------------   ------------   ------------
LONG-TERM LIABILITIES
  Obligations Under Capital Lease, less current portion              --        391,694             --        742,413
  Long-Term Debt, less current portion                        1,000,000             --             --        499,020
                                                           ------------   ------------   ------------   ------------

    Total Long-Term Liabilities                               1,000,000        391,694             --      1,241,433
                                                           ------------   ------------   ------------   ------------

    Total Liabilities                                        14,941,870      1,199,567        986,444      4,883,887
                                                           ------------   ------------   ------------   ------------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common Stock, $0.001 par value, 40,000,000 shares
    Authorized; 15,972,556, 13,585,345, 15,794,348,
    and 13,005,000 shares issued and outstanding as of
    September 30, 2005, September 30, 2004,
    December 31, 2004 and December 31, 2003,
    respectively (as Retroactively Restated Prior to
    Reverse Acquisition Pursuant to Recapitalization)            15,972         13,586         15,795         13,005
  Additional Paid In Capital                                 10,765,806      7,114,661     10,680,133             --
  Retained Deficit                                           (2,405,375)    (2,661,131)    (2,889,471)      (105,085)
                                                           ------------   ------------   ------------   ------------

  Total Stockholders' Equity (Deficit)                        8,376,403      4,467,116      7,806,457        (92,080)
                                                           ------------   ------------   ------------   ------------

    Total Liabilities and Stockholders' Equity (Deficit)   $ 23,318,273   $  5,666,683   $  8,792,901   $  4,791,807
                                                           ============   ============   ============   ============

* - Issued as an audited consolidated balance sheet of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

See Accompanying Notes and Independent Registered Public Accounting Firm's
Report.


          Velocity Asset Management, Inc. (Formerly Tele-Optics, Inc.)

              CONSOLIDATED STATEMENTS OF INCOME (LOSS) For the Nine
                    Months Ended September 30, 2005 and 2004
               and For the Years Ended December 31, 2004 and 2003

                                                             Nine Months Ended               Years Ended
                                                               September 30,                 December 31,
                                                      ----------------------------    ----------------------------
                                                                                          2004
                                                          2005            2004        (As Restated)       2003
                                                       (Unaudited)     (Unaudited)      (Audited)            *
                                                      ------------    ------------    ------------    ------------
REVENUES
  Sale of Real Property                               $  3,670,889    $  2,240,484    $  2,369,564    $  3,399,164
  Collections on Credit Card Receivables                 2,271,378       1,195,506       1,726,356         297,360
  Interest Income - Tax Certificates Held and Other        285,169         197,344         260,269         310,350
                                                      ------------    ------------    ------------    ------------

    Total Revenues                                       6,227,436       3,633,334       4,356,189       4,006,874
                                                      ------------    ------------    ------------    ------------
OPERATING EXPENSES
  Cost of Real Property                                  2,990,019       2,104,089       2,278,592       3,100,290
  Consulting Fees                                               --          12,111         416,287         117,992
  Professional Fees                                      1,303,354         604,750       1,006,337         341,320
  Loss on Extinguishment of Debt                                --       2,859,307       2,859,307              --
  General and Administrative Expenses                      724,259         183,651         353,994         151,747
                                                      ------------    ------------    ------------    ------------

    Total Operating Expenses                             5,017,632       5,763,908       6,914,517       3,711,349
                                                      ------------    ------------    ------------    ------------

    Income (Loss) from Operations                        1,209,804      (2,130,574)     (2,558,328)        295,525
                                                      ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE)
  Interest Expense                                        (364,567)       (338,119)       (338,525)       (329,740)
  Other Income                                                  --              --              --          67,450
                                                      ------------    ------------    ------------    ------------

     Total Other Income (Expense)                         (364,567)       (338,119)       (338,525)       (262,290)
                                                      ------------    ------------    ------------    ------------

Income (Loss) Before Tax Provision                         845,237      (2,468,693)     (2,896,853)         33,235

Provision for Income Taxes                                 361,141           8,122        (191,698)          2,567
                                                      ------------    ------------    ------------    ------------

Net Income (Loss)                                     $    484,096    $ (2,476,815)   $ (2,705,155)   $     30,668
                                                      ============    ============    ============    ============

Weighted Average Common Shares - Basic                  15,939,214      32,848,235      27,047,005      13,005,000
                                                      ============    ============    ============    ============
Net Income (Loss) per Common Share - Basic            $       0.03    $      (0.08)   $      (0.10)   $       0.00
                                                      ============    ============    ============    ============
Weighted Average Common Shares - Diluted                20,021,550      38,466,217      36,451,226      13,005,000
                                                      ============    ============    ============    ============
Net Income (Loss) per Common Share - Diluted          $       0.02    $      (0.06)   $      (0.07)   $       0.00
                                                      ============    ============    ============    ============

* - Issued as an audited consolidated statement of income of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

See Accompanying Notes and Independent Registered Public Accounting Firm's
Report.


          Velocity Asset Management, Inc. (Formerly Tele-Optics, Inc.)

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
            (DEFICIT) / MEMBERS EQUITY (DEFICIT) For the Nine Months
                        Ended September 30, 2005 and 2004
               and For the Years Ended December 31, 2004 and 2003

                                                                                                                         Total
                                                              Common Stock                                            Stockholders'
                                                      ----------------------------     Additional       Retained       / Members
                                                        Number of                       Paid in         Earnings        Equity
                                                         Shares        Par Value        Capital         (Deficit)      (Deficit)
                                                      ------------    ------------    ------------    ------------    ------------
**BALANCES, January 1, 2003                             13,005,000    $     13,005    $         --    $   (134,753)   $   (121,748)

Member Withdrawal                                               --              --              --          (1,000)         (1,000)

Net Income                                                      --              --              --          30,668          30,668
                                                      ------------    ------------    ------------    ------------    ------------
*BALANCES, December 31, 2003                            13,005,000          13,005              --        (105,085)        (92,080)

February 3, 2004 - Reverse Acquisition:
---------------------------------------
  Issuance of Stock Pursuant to the Reverse
  Acquisition (See Note 13 for Details)                 79,682,500          79,683              --              --          79,683

  Net Income of Subsidiary (i.e. Tele-Optics, Inc.)
    through February 3, 2004 (Date of Acquisition)
    and the prior years' accumulated deficit                    --              --              --         (79,231)        (79,231)

  Sale of Stock Pursuant to the Private Placement
    (See Note 13 for Details)                            7,312,500           7,312         492,688              --         500,000

April 8, 2004 - Reverse Stock Split:
------------------------------------
  Issuance of Stock Pursuant to Right to Receive
    Clause                                              23,505,000          23,505         (23,505)             --              --

  Reverse Stock Split (13:1)
    (See Note 14 for Details)                         (114,004,379)       (114,004)        114,004              --              --

August 12, 2004 - Debt Conversion for Stock
  (See Note 17 for Details)                              4,084,724           4,085       6,531,474              --       6,535,559

Net Loss - For the Nine Months Ended
  September 30, 2004                                            --              --              --      (2,476,815)     (2,476,815)
                                                      ------------    ------------    ------------    ------------    ------------
*** BALANCES, September 30, 2004                        13,585,345          13,586       7,114,661      (2,661,131)      4,467,116

Private Offering of up to 3,500,000 units. Each
unit is comprised of one share of common stock
and a warrant to purchase one-fifth of one share
of common stock for $2.50 per share within the
next five years:
  October 4, 2004 - First Tranche Closing                  620,333             620         929,880              --         930,500
  December 22, 2004 - Second Tranche Closing               928,503             929       1,391,826              --       1,392,755
  December 31, 2004 - Third Tranche Closing                560,167             560         839,690              --         840,250

December 16, 2004 - Commencement Bonus - Issued
to a consultant with a non-qualified option to
purchase 250,000 additional shares of common
stock for $2.50 per share within the next five
years                                                      100,000             100         149,900              --         150,000

December 28, 2004 - Issuance of warrants for
services rendered by two unrelated corporations
pursuant to a business advisory agreement dated
January 30, 2004 and an independent consulting
agreement dated December 16, 2004 (See Note 16)                 --              --         254,176              --         254,176

Net Loss - For the Three Months Ended
  December 31, 2004                                             --              --              --        (228,340)       (228,340)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCES, December 31, 2004 - As Restated
  (See Note 1)                                          15,794,348          15,795      10,680,133      (2,889,471)      7,806,457

Private Offering of up to 3,500,000 units. Each
unit is comprised of one share of common stock
and a warrant to purchase one-fifth of one
share of common stock for $2.50 per share within
the next five years:
  January 5, 2005 - Fourth Tranche Closing                 133,350             133         199,891              --         200,024

Commissions Paid in Conjunction with Private
  Closing                                                       --              --        (135,262)             --        (135,262)

July 14, 2004 - Issuance of Stock Pursuant to
Right to Receive Clause                                     44,858              44             (44)             --              --

Issuance of Warrants for Services Rendered by an
Independent Consultant                                          --              --          21,088              --          21,088

Net Income - For the Nine Months Ended
  September 30, 2005                                            --              --              --         484,096         484,096
                                                      ------------    ------------    ------------    ------------    ------------
BALANCES, September 30, 2005                            15,972,556    $     15,972    $ 10,765,806    $ (2,405,375)   $  8,376,403
                                                      ============    ============    ============    ============    ============

  * - Issued as an audited consolidated statement of retained earnings (deficit) of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

 ** - Issued as an audited combined statement of retained earnings (deficit) / members' equity (deficit) of J. Holder, Inc. and VOM, LLC, prior to the reverse acquisition of Tele-Optics, Inc.

*** - Unaudited

See Accompanying Notes and Independent Registered Public Accounting Firm's
Report.


          Velocity Asset Management, Inc. (Formerly Tele-Optics, Inc.)

               CONSOLIDATED STATEMENTS OF CASH FLOWS For the Nine
                    Months Ended September 30, 2005 and 2004
               and For the Years Ended December 31, 2004 and 2003
                                                                           Nine Months Ended                 Years Ended
                                                                             September 30,                   December 31,
                                                                     ----------------------------    ----------------------------
                                                                                                        2004
                                                                         2005            2004        (As Restated)       2003
                                                                      (Unaudited)     (Unaudited)     (Audited)           *
                                                                     ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                  $    484,096    $ (2,476,815)   $ (2,705,155)   $     30,668
  Adjustments to reconcile net income (loss) to net cash used by operating activities
    Depreciation                                                           30,658           4,146           5,147              --
    Accrued Interest Expense Charged to Additional Paid in Capital             --          86,499              --              --
    Loss on Extinguishment of Debt                                             --       2,859,307       2,859,307              --
    Stock and Warrants Issued in Lieu of Services Rendered                 21,088              --         404,176              --
    (Increase) Decrease in:
      Accounts Receivable                                                 636,094         151,858        (607,280)       (207,970)
      Tax Certificates Held
        and Accrued Interest Recievable, net of discounts                 121,924         266,695         306,956         924,961
      Property Inventory Owned                                         (3,378,529)       (599,690)     (1,011,190)        441,482
      Consumer Receivables                                            (12,767,953)       (840,331)     (1,470,686)     (1,767,166)
      Deposits on Properties                                             (147,500)          7,500           7,500        (102,500)
      Other Current Assets                                                (22,966)             --              --          20,000
      Prior Year Income Tax Refund Receivable                             (68,693)             --              --              --
      Deferred Income Tax Asset - Non-Current                              43,500              --        (221,500)             --
      Other Asset                                                        (186,000)             --         (75,000)             --
    Increase (Decrease) in:
      Accounts Payable and Accrued Expenses                               182,321          69,868        (189,685)        109,477
      Estimated Court and Media Costs                                   3,758,355              --              --              --
      Installment Payable                                                      --          50,746              --              --
      Deferred Income Tax Liability - Current                              21,200              --          11,800              --
      Income Taxes Payable                                                212,935              --          10,983           2,567
                                                                     ------------    ------------    ------------    ------------
        Net Cash Used by Operating Activities                         (11,059,470)       (420,217)     (2,674,627)       (548,481)
                                                                     ------------    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of Property and Equipment                                  (53,520)        (40,800)        (52,345)             --
   Cash Received from Reverse Acquisition                                      --             452             452              --
                                                                     ------------    ------------    ------------    ------------
        Net Cash Used by Investing Activities                             (53,520)        (40,348)        (51,893)             --
                                                                     ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loan Origination Fees                                                        --         (75,000)             --              --
  New Borrowings:
    Short-Term                                                          5,685,194         200,000         500,000              --
    Long-Term                                                           4,450,000              --              --       2,613,899
  Debt Reduction:
    Short-Term                                                           (354,579)             --         (84,281)     (1,770,706)
    Long-Term                                                                  --        (415,180)       (470,008)       (135,714)
  Proceeds Received from Private Placement Stock Sale                     200,024         500,000       3,663,505              --
  Commissions Paid in Conjunction with Private Closing                   (135,262)             --              --          (1,000)
                                                                     ------------    ------------    ------------    ------------
    Net Cash Provided From Financing Activities                         9,845,377         209,820       3,609,216         706,479
                                                                     ------------    ------------    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                   (1,267,613)       (250,745)        882,696         157,998

Cash and Cash Equivalents, Beginning of Year                            1,423,123         540,427         540,427         382,429
                                                                     ------------    ------------    ------------    ------------

Cash and Cash Equivalents, End of Year                               $    155,510    $    289,682    $  1,423,123    $    540,427
                                                                     ============    ============    ============    ============

* - Issued as an audited consolidated statement of cash flows of STB, Inc. prior to the reverse acquisition of Tele-Optics, Inc.

See Accompanying Notes and Independent Registered Public Accounting Firm's
Report.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Restatement
-----------

We have restated our consolidated financial statements for the year ended December 31, 2004. The restatement consists of an adjustment to include a loss on debt extinguishment recorded in the third quarter of 2004 to comply with APB 26, "Early Extinguishment of Debt." The restatement had no impact on net cash used in operating activities in the statement of cash flows.

The addition of the loss on debt extinguishment resulted from the need to apply the accounting principles in paragraph 20 of APB 26 in determining the difference between the reacquisition price and the net carrying amount of the extinguished debt related to the August 12, 2004 exchange in which $3,676,252 in outstanding debt was exchanged for 4,084,724 shares of the Company's Common Stock at $0.90 per share. After further evaluation, we determined that APB 26 requires that a loss be computed using the August 12, 2004 OTCBB market price of $1.60 for VCYA.ob common stock, resulting in a non-cash loss of $2,859,307 due to the difference between the $1.60 OTCBB market price and the $0.90 per share used in the negotiated exchange. This loss generates a permanent timing difference between book and tax reporting.

The effect of the adjustment for the year ended December 31, 2004 was a decrease from a net income of $154,192 to a net loss of $(2,705,115) which resulted in a decrease in basic earnings per share for the year ended December 31, 2004 from $0.01 to $(0.10) or an $0.11 decrease and a decrease in diluted earnings per share from $0.00 to $(0.07) or a $0.07 decrease.

The restatement had no impact on our cash position and revenue as previously reported for the year ended December 31, 2004. See Note 6, 7 and 16 for additional details regarding the loss on extinguishment of debt.


Nature of Operations
--------------------

On February 3, 2004, Tele-Optics, Inc. (the "Company"), through its wholly owned subsidiary TLOP Acquisition Company, LLC ("TLOP"), entered into a reverse acquisition (the "Reverse Merger") with STB, Inc. and its subsidiaries. On February 3, 2004, STB, Inc. became a wholly owned subsidiary of TLOP. As a result of the Reverse Merger, the Company operates all of its current business activities through its wholly-owned subsidiary TLOP.

Effective April 8, 2004, the Company changed its name from Tele-Optics, Inc. to Velocity Asset Management, Inc. The entities that are included in these financial statements are as follows:


Velocity Asset Management, Inc. (formerly known as Tele-Optics, Inc). - Velocity Asset Management, Inc. (the "Company") was incorporated in the State of Delaware on December 31, 1986. In 1987, the Company issued shares of its common stock pursuant to a public offering. The Company was engaged in the manufacture of optical products until 1991 when all assets and operations were sold.

The Company was inactive from 1992 through 1998. Commencing in 1999, the Company devoted its activities to raising capital, becoming current on all previously delinquent regulatory reporting obligations, and sought to effect a merger or acquisition with a company that management believed to have significant growth potential. On February 3, 2004 (the "Effective Date"), the Company acquired STB, Inc., a New Jersey corporation ("STB"). Accordingly, the Company was classified as a Development Stage Enterprise, effective January 1, 1999 through February 3, 2004.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS (Continued)

Nature of Operations (Continued)
--------------------------------

TLOP Acquisition Company, LLC - TLOP Acquisition Company, LLC ("TLOP") was incorporated in New Jersey as a limited liability company. TLOP is a wholly-owned subsidiary of the Company and pursuant to the Reverse Merger owns 100% of STB, Inc.

STB, Inc. - STB, Inc. ("STB") was incorporated in New Jersey in 2003. Its primary purpose was to act as a holding company for three subsidiaries J. Holder, Inc., VOM, LLC and Velocity Investments, LLC.

J. Holder, Inc. - J. Holder, Inc. ("J. Holder") was formed in 1998 to invest in, and maximize the return on real property being sold at sheriff's foreclosure sales and judgment execution sales, defaulted mortgages, partial interests in real property and the acquisition of real property with clouded title.

VOM, L.L.C. - VOM, LLC ("VOM") was formed in 2002 to invest in and maximize the return on New Jersey Municipal Tax Liens. VOM focuses on maximization of profit through legal collections and owned real estate opportunities presented by the current tax lien environment.

Velocity Investments, LLC - Velocity Investments, LLC ("Velocity") was established in 2002 to invest in, and maximize the return on, consumer debt purchased on the secondary market. Velocity purchases consumer debt portfolios at a discount and then seeks to liquidate these portfolios through legal collection means.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reverse Acquisition
-------------------

For the purposes of these financial statements, the merger of STB, Inc. into Velocity Asset Management, Inc.'s wholly-owned subsidiary TLOP Acquisition Company, LLC was treated as a reverse acquisition. The merger of a private company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with shareholders of the former public shell continuing only as passive investors. These transactions are considered to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization. The acquisition price becomes the net book value of the assets received. No additional cash or boot was exchanged. No goodwill has been recorded, since the net assets acquired equals the capital recorded under the reverse acquisition. Accordingly, the reverse acquisition has been accounted for as a recapitalization (See Note 11 for details regarding the recapitalization).

For accounting purposes, STB, Inc. is considered the acquirer in the reverse acquisition. The statement of operations for Velocity Asset Management, Inc. for the year ended December 31, 2004, includes twelve months of revenues and expenses of STB, Inc and its subsidiaries combined with the revenues and expenses for Tele-Optics, Inc. and its subsidiary for the period from the date of acquisition, February 3, 2004, through December 31, 2004.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation
---------------------------

For the purposes of the accompanying financial statements, STB, Inc. is considered the accounting "Parent" company and Tele-Optics, Inc. is considered the subsidiary. Therefore, these financial statements include the combined assets and liabilities of STB, Inc. and its subsidiaries as of December 31, 2004. The statement of operations includes the income and expenses of STB, Inc. and its subsidiaries for the complete year ended December 31, 2004 and the income and expenses of Tele-Optics, Inc. for the period from February 3, 2004 through December 31, 2004. All material intercompany payables, receivables, revenues and expenses have been eliminated for purposes of this consolidation.

Use of Estimates
----------------

The preparation of the financial statements in conformity with standards established by the Public Company Accounting Oversight Board (United States) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents
----------------

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Investments and Revenue Recognition - Property Inventory Owned
--------------------------------------------------------------

Property inventory owned consists of investments in real property purchased by the Company for resale and are carried at the lower of cost or market value. This includes the cost to purchase the property and repairs or other costs required to get the property ready for resale. The Company recognizes income and related expenses from the sale of real property investments at the date the sale closes.

Investment in Revenue Recognition - New Jersey Municipal Tax Liens
------------------------------------------------------------------

The Company records its investments in New Jersey municipal tax liens at cost plus accrued interest. Interest revenue is recognized on the accrual basis of accounting, based on the face value of the tax certificates at the stated rate of 18% per annum. The initial portfolios of liens were purchased at a 2% discount. As required by Accounting Principals Board, Opinion No. 21, "Interest on Receivables and Payables," the discount is recognized over the estimated life of the liens using the interest method.

Investments and Revenue Recognition - Consumer Receivable Portfolios
--------------------------------------------------------------------

The Company purchases consumer receivable portfolios at a substantial discount from their face amount due to a deterioration of credit quality between the origination and the Company's acquisition of the portfolios. Income is recognized using either the interest method or cost recovery method. Upon acquisition, the Company reviews each portfolio to determine whether each consumer receivable account included therein is to be accounted for individually or whether such receivables will be assembled into static pools based on common risk characteristics. Once the static receivable pools are created, management estimates the future anticipated cash flows for each pool. If management can reasonably estimate the expected timing and amount of future cash flows the interest method is applied. However, if the expected future cash flows cannot be reasonably estimated, the Company uses the cost recovery method.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments and Revenue Recognition - Consumer Receivable Portfolios (Continued)
--------------------------------------------------------------------------------

Prior to January 1, 2005, the Company accounted for its investment in consumer receivables portfolios using the interest method under the guidance of Practice Bulletin 6, "Amortization of Discounts on Certain Acquired Loans." Effective January 1, 2005, the Company adopted and began to account for its investment in consumer receivable portfolios using the interest method under the guidance of American Institute of Certified Public Accountants ("AICPA) Statement of Position ("SOP") 03-03, "Accounting for Loans or Certain Securities Acquired in a Transfer." This Statement of Position ("SOP") addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt if those differences are attributable, at least in part, to credit quality. Increases in expected cash flows should be recognized prospectively through adjustment of internal rate of return ("IRR") while decreases in expected cash flows should be recognized as impairments.

Under both the guidance of SOP 03-3 and PB-6, as amended, when expected cash flows are higher than prior projections, the increase in expected cash flows results in an increase in the IRR and therefore, the effect of the cash flow increase is recognized as increased revenue prospectively over the remaining life of the affected pool. However, when expected cash flows are lower than prior projections, SOP 03-3 requires that the expected decrease be recognized as an impairment by decreasing the carrying value of the affected pool (rather than lower the IRR) so that the pool will amortize over its expected life using the original IRR. Under PB-6, a decrease in expected cash flows results in a reduction of the IRR and therefore, the effect of the cash flow reduction is recognized as lower revenue prospectively over the remaining life of the affected pool. A pool can become fully amortized (zero carrying balance on the balance sheet) while still generating cash collections. In such case, all cash collections are recognized as revenue when received. Under the cost recovery method, no revenue is recognized until the Company has fully collected the cost of the portfolio, or until such time that the Company considers the collections to be probable and estimable and begins to recognize income based on the interest method as described above. For the periods presented herein, the Company had no consumer receivable portfolios accounted for under the cost recovery method.

Allowance for Consumer Receivable Portfolio Losses
--------------------------------------------------

The Company establishes valuation allowances for all acquired consumer receivable portfolios subject to SOP 03-03 to reflect only those losses incurred after acquisition (that is, the present value of cash flows initially expected at acquisition that are no longer expected to be collected). Valuation allowances are established only subsequent to acquisition of the consumer receivable portfolios. For the periods presented herein, the Company had no valuation allowance on its consumer receivables. Prior to January 1, 2005, if the estimated future cash collections would be inadequate to amortize the carrying balance, an impairment charge would be taken with a corresponding write-off of the receivable balance.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
-----------------------------------

Substantially all of the combined Companies' assets and liabilities are carried at fair value or contracted amounts that approximate fair value except the investments in real property, which are carried at the lower of cost or market value, and the investments in consumer receivables, which are carried at cost. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of property deposits, receivables and other assets, which are carried at contracted amounts that approximate fair value. Similarly, the combined Companies' liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Equipment and Depreciation
--------------------------

Property and equipment are recorded at cost. Depreciation is computed under both the straight-line and the double-declining balance methods for financial reporting purposes. Depreciation expense for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and 2004 was $5,147, $-0-, $30,658 and $4,146, respectively.

Income Taxes
------------

The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Earnings per Share
------------------

The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) which establishes standards for computing and presenting earnings per share ("EPS") and requires the presentation of both basic and diluted EPS. As a result, primary and fully diluted EPS have been replaced by basic and diluted EPS. EPS is calculated by dividing net income by the weighted-average number of outstanding shares of Common Stock for each year.

Stock Based Compensation
------------------------

The Company has adopted the disclosure requirements of SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" effective December 2002. SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and also amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results.

Additionally, regarding the treatment of non-employee stock based compensation, the Company follows the guidance of EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
--------------------------------

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51, and in December 2003, issued a revised FIN 46(R), Consolidation of Variable Interest Entities - an interpretation of ARB No. 51, both of which address consolidation of variable interest entities. FIN 46 expanded the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, Special Purpose Entities, or SPEs) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. This interpretation was immediately applicable to variable interest entities created after January 31, 2003. FIN 46 is applicable in 2004 to variable interest entities in which an enterprise holds a variable interest that were acquired before February 1, 2003. The Company's adoption of FIN 46 did not have a material effect on the Company's results of operations, cash flows or financial position.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which is effective for contracts entered into or modified after September 30, 2003. This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. The Company's adoption of SFAS No. 149 in 2003 did not have a material effect on the Company's results of operations, cash flows or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which is effective for financial instruments entered into or modified after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Company's adoption of SFAS No. 150 in 2003 did not have a material effect on the Company's results of operations, cash flows or financial position.

In December 2003, the Accounting Standards Executive Committee issued Statement of Position 03-3, "Accounting for Certain Loans of Debt Securities Acquired in a Transfer". This Statement of Position ("SOP 03-3") addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt if those differences are attributable, at least in part, to credit quality. Increases in expected cash flows should be recognized prospectively through adjustment of internal rate of return ("IRR") while decreases in expected cash flows should be recognized as impairment. (See Note 2 - Summary of Significant Accounting Policies - Investments and Revenue Recognition - Consumer Receivable Portfolios for a further discussion of SOP 03-3.)

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------------------

Under both the guidance of PB 6 and SOP 03-3, when expected cash flows are higher than prior projections, the increase in expected cash flows results in an increase in the IRR and therefore, the effect of the cash flow increase is recognized as increased revenue prospectively over the remaining life of the affected pool. However, when expected cash flows are lower than prior projections, SOP 03-3 requires that the expected decrease be recognized as an impairment by decreasing the carrying value of the affected pool (rather than lowering the IRR) so that the pool will amortize over its expected life using the original IRR. Prior to January 1, 2005 under PB-6, a decrease in expected cash flows resulted in a reduction of the IRR and therefore, the effect of the cash flow reduction was recognized as lower revenue prospectively over the remaining life of the affected pool.

Beginning with the adoption of SOP 03-3 in January 2005, when expected cash flows are lower than originally projected, an immediate impairment will be recognized. However, under SOP 03-3 the IRR is not lowered and therefore, more revenue will be recognized over the remaining life of the pool than would be recognized under PB 6. The amount of revenue recognized over the approximate 60 month life of each pool is identical under both PB 6 and SOP 03-3.

The SOP is effective for consumer receivable portfolios acquired in fiscal years beginning after December 15, 2004 and should be applied prospectively to consumer receivable portfolios acquired on or before December 15, 2004 as it applies to decreases in expected cash flows.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"). This statement revises and supersedes FASB Statement No. 123, "Accounting for Share-Based Compensation" and requires that the cost of all share-based payments be recognized in the financial statements. For public entities that file as small business issuers--as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The effective date for implementation of SFAS 123R for the Company will be January 1, 2006. For the nine months ended September 30, 2005 and 2004, the Company had no equity based compensation.


Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income," (SFAS 130), requires that total comprehensive income be reported in the financial statements. There were no components of comprehensive income; consequently, no separate statement of comprehensive income has been presented.


NOTE 3 - INVESTMENTS

Investments in Real Property
----------------------------

As discussed in Note 1, investments in real property are made at a discount to fair market value with the focus on acquiring the property for resale or to perfect the partial interest and/or clouded title for resale.

Investments in real property consist of the following:

                           September 30,  September 30,  December 31,   December 31,
                               2005           2004           2004           2003
                           ------------   ------------   ------------   ------------
Total Property Inventory   $  5,308,820   $  1,269,360   $  1,524,810   $  1,139,670
Assignment & Judgments          220,569        470,000        626,050             --
                           ------------   ------------   ------------   ------------

                           $  5,529,389   $  1,739,360   $  2,150,860   $  1,139,670
                           ============   ============   ============   ============

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 3 - INVESTMENTS (CONTINUED)

Investments in Municipal Tax Liens
----------------------------------

Investments in New Jersey municipal tax liens consist of the following:

                        September 30,  September 30,   December 31,   December 31,
                            2005           2004            2004           2003
                        ------------   ------------    ------------   ------------
Tax lien certificates   $    332,539   $    476,828    $    432,232   $    679,528
Discount on purchase              --         (4,925)             --         (4,925)
Accrued interest             247,654        270,475         269,885        334,470
                        ------------   ------------    ------------   ------------

                        $    580,193   $    742,378    $    702,117   $  1,009,073
                        ============   ============    ============   ============

Interest accrues at 18% per annum based on the lien balance.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 4 - CONSUMER RECEIVABLES

Consumer receivables consist of the following:

                            For the Three Months Ended         For the Years Ended
                           ----------------------------    ----------------------------
                           September 30,   September 30,   December 31,    December 31,
                               2005            2004            2004            2003
                           ------------    ------------    ------------    ------------
Balance at Beginning
  of Period                $  9,285,664    $  2,114,791    $  1,767,166    $         --
                           ------------    ------------    ------------    ------------

Acquisitions and
  Capitalized Costs, Net   $  7,230,849    $    344,822    $  1,860,727    $  1,829,169
                           ------------    ------------    ------------    ------------

Cash Collections           $ (1,532,839)   $   (492,319)   $ (2,116,397)   $   (359,363)
Income Recognized
  on Consumer
  Receivables                 1,022,131         640,203       1,726,356         297,360
                           ------------    ------------    ------------    ------------
Cash Collections
  Applied to Principal         (510,708)        147,884    $   (390,041)   $    (62,003)
                           ------------    ------------    ------------    ------------

Total Consumer
  Receivables              $ 16,005,805    $  2,607,497    $  3,237,852    $  1,767,166
                           ============    ============    ============    ============

As of September 30, 2005, the Company had $16,005,805 in consumer receivables. Based upon Management's current estimation of future cash collections, principal reductions will be as follows:


             September 30, 2006                                 $  2,249,472
             September 30, 2007                                    2,999,232
             September 30, 2008                                    3,884,750
             September 30, 2009                                    4,367,141
             Thereafter                                            2,505,210
                                                                ------------

                                              Total             $ 16,005,805
                                                                ============

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 4 - FINANCE RECEIVABLES (Continued)

The accretable yield represents the amount of income the Company can expect to generate over the remaining life of its existing portfolios based on estimated cash flows as of September 30, 2005. Changes in the accretable yield are as follows:

                                                               Three Months
                                                                  Ended
                                                               September 30,
                                                                   2005
                                                               ------------
         Balance at Beginning of Period                        $  8,668,872
         Income Recognized on Consumer Receivable Portfolios     (1,002,131)
         Additions                                                6,184,796
         Reclassification from Nonaccretable Difference                  --
                                                               ------------

         Balance at End of Period                              $ 13,851,537
                                                               ============


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

                     Sepember 30,   September 30,   December 31,    December 31,
                         2005           2004            2004            2003
                     ------------   ------------    ------------    ------------

Office Equipment     $    105,865   $     40,799    $     52,345    $         --
Less: Accumulated
      Depreciation        (24,694)        (4,146)         (5,147)             --
                     ------------   ------------    ------------    ------------

                     $     81,171   $     36,653    $     47,198    $         --
                     ============   ============    ============    ============


NOTE 6 - LINE OF CREDIT

The Company had a $2,000,000 line of credit with an officer, director, and shareholder which was due to expire May 2005, for the purpose of financing the Company's investments in real property. Interest at 10% per annum was due upon sale of the real property, based on the number of days the funds were committed to the investment. Each investment was presented on a case-by-case basis for funding approval and, if approved, the asset purchased was assigned as collateral to such person for the funds advanced until the property was sold. Funds advanced were held and disbursed from an attorney trust account. At September 30, 2005 and 2004 and December 31, 2004 and 2003, there was $-0-, $-0-, $-0-, and $1,294,523, respectively, available under this line of credit. Interest expense for the nine months ended September 30, 2005 and 2004 and the year ended December 31, 2004 and 2003 was $-0-, $124,859, $124,859 and $66,237,
respectively. On August 12, 2004, the above line of credit was exchanged for shares of the Company's common stock, par value $.001 per share at a rate of one share per $0.90 of the Obligation. The total debt exchanged including accrued interest of $79,489 totaled $984,966. The effective date of this conversion of debt to equity is retroactive to July 1, 2004, which reflects the agreement of the parties that no interest would be accrued or paid on the debt exchanged since the last interest payment date of June 30, 2004.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 6 - LINE OF CREDIT (Continued)

On August 12, 2004, the Company's stock as traded on the OTCBB had a market value of $1.60. Paragraph 20 of APB 26 requires that a difference between the reacquisition price and the net carrying amount of the extinguished debt should be recognized currently in income of the period of extinguishment as losses or gains and identified as a separate item. In connection with the exchange of line of credit, the Company has recorded a non-cash loss on early extinguishment of debt of $794,349.

On January 27, 2005 (the "Closing Date"), the Company's wholly owned subsidiary, Velocity Investments, LLC ("Velocity"), entered into a Loan and Security Agreement (the "Loan Agreement") with Wells Fargo Foothill, Inc., a California corporation (the "Lender"), pursuant to which the Lender agreed to provide Velocity with a three year $12,500,000 credit facility to finance the acquisition of individual pools of unsecured consumer receivables that are approved by the Lender under specific eligibility criteria set forth in the Loan Agreement. The interest rate on the loan is 3.50% above the prime rate of Wells Fargo Bank, N.A. The maturity date of the facility is January 27, 2008. As of September 30, 2005, the Company had $5,685,194 outstanding on the line.

On the Closing Date, the following agreements were also entered into with the
Lender: a Continuing Guaranty (the "Guaranty"), under which the Company provided a guaranty of Velocity's obligations under the Loan Agreement; a Security and Pledge Agreement (the "Pledge Agreement"), by and among the Company and the Lender, under which the Company pledged all of its Company's assets to secure the credit facility; and a Subordination Agreement (the "Subordination Agreement"), by and among the Registrant, the Lender and Velocity, under which the Company agreed to subordinate certain sums of the intercompany payable due and owing from Velocity to the payments owed under the credit facility.

Pursuant to the Loan Agreement, the Lender has agreed to advance to Velocity up to $12,500,000 to be used to finance up to 60% of the purchase price of individual pools of unsecured consumer receivables that are approved by the Lender under specific eligibility criteria set forth in the Loan Agreement.


NOTE 7 - NOTES PAYABLE - SHORT TERM

On April 15, 2005, the Company sold three promissory notes in the principal amount of $100,000, $150,000 and $100,000 each to three accredited investors in a private placement. Each of the notes bears interest at the rate of 7% per annum and interest is payable in quarterly installments commencing September 30, 2005. The entire principal of each note is payable on April 15, 2006 unless the holder thereof gives written notice to the Company 90 days prior to April 15, 2006 that it elects to extend his, her or its note, in which event the entire principal thereof is payable on April 15, 2007.

On June 2, 2005, J. Holder, a wholly owned subsidiary of Velocity Asset Management, Inc., acquired a residential property in Melbourne, Florida (the "Melbourne Property") through a joint venture with Groveland Estates, LLC, an unrelated party. The property was purchased for $3.25 million from Detroit-based Comerica Bank, which had acquired the property through a foreclosure. Acquisition financing of $3,350,000 was provided by a group of investors, including J. Holder (the "Investor Group") which invested approximately $125,000, that will receive 10% per annum and 2.0% of the loaned amount along with a pro rata share of 20% of the net profit realized by J. Holder upon the sale of the Melbourne Property. Under the terms of its joint venture agreement with Groveland Estates, LLC, the Investor Group will receive 100% return of all capital including acquisition and carrying costs, plus the above cost of funds.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 7 - NOTES PAYABLE - SHORT TERM (Continued)

In addition, J. Holder will receive 60% of the net profit of the proceeds upon the sale of the Melbourne Property, 20% of which will be shared pro rata among the Investor Group, and Groveland Estates, LLC will receive 40% of the net profit, plus 20% of the actual cost, if any, of the property's renovation, as a project management fee. Although the property was appraised in March 2005 at $8.5 million, there can be no assurance that the sale of the property will result in a profit.

NOTE 8 - LONG-TERM DEBT

Notes payable consist of the following:

                                                                                 September                December 31,
                                                                          -----------------------   -----------------------
                                                                             2005         2004         2004         2003
                                                                          ----------   ----------   ----------   ----------
Note payable to an officer, director, shareholder and a related trust, interest in 10% per annum, secured by tax lien certificates and all other assets of the Company.  Principle and interest payable quarterly or, if not quarterly, at such time as the Company's cash flow allows, was due July 17, 2004. On August 12, 2004, the Company entered into an agreement under which the above note payable was
exchanged for shares of the Company's common stock, par value
$.001 per share, at a rate of one share per $0.90 of the obligation
The total debt exchanged, including accrued interest of $75,095, totalled $1,581,131. The effective date of this exchange of debt for equity is retroactive to July 1, 2004, which reflects the agreement of the parties that no interest would be accrued or paid on the debt exchanged since the last interest payment date of June 30, 2004
On August 12, 2004, the Company's stock as traded on the OTCBB had a market value of $1.60. Paragraph 20 of APB 26 requires that any difference between the reacquisition price and the net carrying amount of the extinguished debt should be recognized currently in income of the period of extinguishment as losses or gains and identified as a separate item. In connection with this debt exchange, the Company has recorded a non-cash loss on early extinguishment
of debt of $1,256,470.                                                    $       --   $       --   $       --   $1,506,036

Mortgage payable and security agreement entered into by J. Holder, the proceeds of which are being used to renovate the Melbourne
Property. Estimated renovations are expected to cost approximately
$900,000. All principal shall accrue interest at a fixed annual rate of
12.0% per annum and payments of accrued interest are due and payable in arrears in equal monthly payments on the outstanding principal balance of the promissory note. J.Holder is required to make monthly interest only payments of $10,000 until October 21,
2007 at which time all principal, accrued interest and other charges are due and payable. Prior to April 1, 2006, there shall be a pre-
payment penalty equal to the interest that would have been accrued
and earned for the six months from the date of the agreement.              1,000,000           --           --           --
                                                                          ----------   ----------   ----------   ----------

Subtotal                                                                  $1,000,000   $       --   $       --   $1,506,036
                                                                          ----------   ----------   ----------   ----------

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 8 - LONG-TERM DEBT (continued)

                                                                                  September 30,              December 31,
                                                                             -----------------------   -----------------------
                                                                                2005         2004         2004         2003
                                                                             ----------   ----------   ----------   ----------
Balance brought forward                                                      $1,000,000   $       --   $       --   $1,506,036

Notes payable to an officer, interest at 8% per annum, unsecured
All notes originated during the period of January-May of 2003 and were each due in five years. Principle and interest were due on the anniversary of each note except for the first year, which payment shall be optional and otherwise added to the second year payment
On August 12, 2004, the Company entered into an agreement under which the above notes payable were exchanged for shares of the
Company's common stock, par value $.001 per share at a rate of one share per $0.90 of the obligation. The total debt exchanged, including accrued interest of $51,798, totalled $550,818. The effective date of this exchange of debt for equity is retroactive to July
1, 2004, which reflects the agreement of the parties that no interest would be accrued or paid on the debt exchanged since the last interest payment date of June 30, 2004. On August 12, 2004, the
Company's stock as traded on the OTCBB had a market value of
$1.60. Paragraph 20 of APB 26 requires that any difference between the reacquisition price the net carrying amount of the extinguished debt should be recognized currently in income of the period of extinguishment as losses or gains and identified as a separate item
In connection with this debt exchange, the Company has recorded a
non-cash loss on early extinguishment of debt of $446,832.                           --           --           --      499,020

Note payable to Richard Cavanaugh, interest at 8% per annum
payable semi-annually, upon 30 days notice to the Company, the note may be payable upon demand and is unsecured. On August
12, 2004, the Company entered into an agreement under which a
$150,000 note payable was exchanged for shares of the Company's common stock, par value $.001 per share, at a rate of one share per
$0.90 of the obligation. The total debt exchanged, including accrued interest of $5,015, totalled $155,015. The effective date of the exchange of debt for equity is retroactive to July 1, 2004, which reflects the agreement of the parties that no interest would be accrued or paid on the debt exchanged since the last interest payment date of June 30, 2004.  On August 12, 2004, the Company's stock as traded on the OTCBB had a market value of $1.60. Paragraph 20 of
APB 26 requires that any difference between the reacquisition price and the net carrying amount of the extinguished debt should be recognized currently in income of the period of extinguishment as losses or gains and identified as a separate item. In connection with this debt exchange, the Company has recorded a non-cash loss on
early extinguishment of debt of $120,567.                                            --           --           --      500,000
                                                                             ----------   ----------   ----------   ----------

Subtotal                                                                     $1,000,000   $       --   $       --   $2,505,056
                                                                             ----------   ----------   ----------   ----------

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 8 - LONG-TERM DEBT (continued)

                                                                            September 30,              December 31,
                                                                       -----------------------   -----------------------
                                                                          2005         2004         2004         2003
                                                                       ----------   ----------   ----------   ----------
Balance brought forward                                                $1,000,000   $       --   $       --   $2,505,056

Note payable to Michael Kelly, interest at 8% per annum
payable semi-annually, at the expiration of one year, upon 30 days notice to the Company, the note could have been payable upon demand, secured by first position upon all corporate assets
On August 12, 2004, the Company entered into an agreement
under which the above note was exchanged for shares of the
Company's common stock, par value $.001 per share at a rate
of one share per $0.90 of the obligation. The total debt exchanged, including accrued interest of $11,902, totalled $311,902. The effective date of this exchange of debt for equity is July 1, 2004, which reflects the agreement of the parties that no interest would be accrued or paid on the debt exchanged since the last interest payment date of June 30, 2004. On August 12, 2004, the
Company's stock as traded on the OTCBB had a market value
of $1.60. Paragraph 20 of APB 26 requires that any difference between the reacquisition price and the net carrying amount of the extinguished debt should be recognized currently in income of the period of extinguishment as losses or gains and identified as a separate item.  In connection with this debt exchange, the
Company has recorded a non-cash loss on early extinguishment
of debt of $241,089.                                                           --           --           --      300,000

Note payable to Richard Cavanaugh, interest at 6% per annum, payable quarterly, due April 15, 2005, upon 30 days notice to the Company, the note may be payable upon demand and is
unsecured.                                                                     --      250,000      250,000           --
                                                                       ----------   ----------   ----------   ----------

                                                                        1,000,000      250,000      250,000    2,805,056
Less: Current Portion                                                          --      250,000      250,000    2,306,036
                                                                       ----------   ----------   ----------   ----------
                                                                       $1,000,000   $       --   $       --   $  499,020
                                                                       ==========   ==========   ==========   ==========

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASE

The capital lease obligations consist of the following:

                                                     September 30,              December 31,
                                                -----------------------   -----------------------
                                                   2005         2004         2004         2003
                                                ----------   ----------   ----------   ----------
Capital lease payable to Unifund Portfolio E,
LLC in monthly payments of $44,834, including
interest at 5.75% with a balloon payment due
November 2005, secured by corresponding
corresponding investment portfolios             $  354,578   $  863,984   $  709,157   $1,179,165
                                                ==========   ==========   ==========   ==========


NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASE (Continued)

Minimum lease payments due under the capital lease as of September 30, 2005, are as follows

         Period Ended September 30, 2005                            $  360,015
         Less amounts representing interest                              5,437
                                                                    ----------
         Present value of future minimum capital lease payments        354,578
         Less Current Portion of Obligations Under Capital Leases      354,578
                                                                    ----------

         Obligations Under Capital Lease, less current portion      $       --
                                                                    ==========

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 10 -RELATED PARTY TRANSACTIONS

Interest payments on the line of credit, Note 5, were made to a director and shareholder of the Company in the amounts of $-0-, $124,859, $124,859, and $66,237 for the nine months ended September 30, 2005 and 2004 and the year ended December 31, 2004 and 2003, respectively. In addition, the Company paid such officer, director, and shareholder consulting fees of $-0-, $36,266, $8,312 and $103,389 for the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively.

At September 30, 2005 and 2004 and December 31, 2004 and 2003, the Company had a receivable from a related party in the amount of $-0-, $14,948, $-0- and $16,872, respectively.

In connection with the Company's independent consulting agreement with The Del Mar Consulting Group Inc. , two of the Company's executive officers, W. Peter Ragan, Sr. and W. Peter Ragan, Jr. granted an option to RB & AJ Associated Holdings, Inc. a corporation majority owned by the President of the Consultant, to purchase for $13,600 warrants owned by the executive officers to purchase an aggregate of 85,000 (42,500 from each) shares of common stock at $1.04 per share. In addition, the executive officers granted an employee of the Consultant an option to purchase for $2,400 warrants owned by the executive officers to purchase an aggregate of 15,000 (7,500 from each) share of common stock at $1.04 per share. Both of these options were exercised on March 15, 2005.

The Company engages Ragan & Ragan, PC, an entity owned by Messrs. Ragan & Ragan, to pursue legal collection of its receivable portfolios with respect to obligors and properties located in the State of New Jersey. The fee arrangements between the Company's subsidiaries Velocity, J. Holder and VOM and Ragan & Ragan, P.C., each dated as of January 1, 2005 have been reviewed an approved by all of the members of a committee appointed by the Board of Directors other than Messrs. Ragan, Sr. and Ragan, Jr. who abstained. John C. Kleinert and James J. Mastriani comprised the committee.

Under the Retainer Agreement for Legal Services by and between Velocity Investments, LLC and Ragan & Ragan, P.C., the Company paid legal contingency fees to Ragan & Ragan, P.C. representing 25% of gross legal collections on consumer receivable portfolios, as follows:

                          For the Nine Months Ended        For the Years Ended
                         ---------------------------   ---------------------------
                         September 30,  September 30,  December 31,   December 31,
                             2005           2004           2004           2003
                         ------------   ------------   ------------   ------------
Legal Services Paid to
  Ragan & Ragan, P.C
  Velocity Investments   $    738,900   $    393,715   $    554,770   $    111,485
                         ============   ============   ============   ============

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 10 -RELATED PARTY TRANSACTIONS (Continued)

Under the Retainer Agreement for Legal Services by and between J. Holder and Ragan & Ragan, P.C., the Company paid legal contingency fees to Ragan & Ragan, P.C. as follows:

                          For the Nine Months Ended        For the Years Ended
                         ---------------------------   ---------------------------
                         September 30   September 30   December 31,   December 31,
                             2005           2004           2004           2003
                         ------------   ------------   ------------   ------------
Legal Services Paid to
  Ragan & Ragan, P.C
  J. Holder, Inc.        $     61,830   $     36,226   $     71,689   $     51,671
                         ============   ============   ============   ============

Under the Retainer Agreement for Legal Services by and between VOM and Ragan & Ragan, P.C., the Company paid legal contingency fees to Ragan & Ragan, P.C. as follows:

                          For the Nine Months Ended        For the Years Ended
                         ---------------------------   ---------------------------
                         September 30,  September 30,  December 31,   December 31,
                             2005           2004           2004           2003
                         ------------   ------------   ------------   ------------
Legal Services Paid to
  Ragan & Ragan, P.C
  VOM, LLC               $     14,372   $         --   $      6,225   $     95,000
                         ============   ============   ============   ============


NOTE 11 - INCOME TAXES

The provision for corporate income taxes for the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003 consists of the following:

                                For the Nine Months Ended        For the Years Ended
                               ---------------------------   ----------------------------
                               September 30,  September 30,  December 31,    December 31,
                                   2005           2004           2004            2003
                               ------------   ------------   ------------    ------------
              Current:
                  Federal      $    236,198   $         --   $         --    $         --
                    State            60,243          8,122         18,002           2,567
                               ------------   ------------   ------------    ------------

                       Total   $    296,441   $      8,122   $     18,002    $      2,567
                               ============   ============   ============    ============



                                For the Nine Months Ended        For the Years Ended
                               ---------------------------   ----------------------------
                               September 30,  September 30,  December 31,    December 31,
Deferred Tax (Benefit)             2005           2004           2004            2003
                               ------------   ------------   ------------    ------------
   Expense:
                  Federal      $     51,320   $         --   $   (221,500)   $         --
                    State            13,380             --         11,800              --
                               ------------   ------------   ------------    ------------

                       Total   $     64,700   $         --   $   (209,700)   $         --
                               ============   ============   ============    ============

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 11 - INCOME TAXES (Continued)

The tax effect of temporary differences that make up the significant components of the deferred tax asset and liability for financial reporting purposes at September 30, 2005 and 2004 and December 31, 2004 and 2003, are as follows:

                              As of           As of          As of           As of
                          September 30,   September 30,   December 31,    December 31,
                              2005            2004            2004            2003
                          ------------    ------------    ------------    ------------
Deferred Tax Asset:
  Net Operating Loss
       Carryforwards      $    593,780    $    620,400    $    620,400    $    625,900
                          ============    ============    ============    ============

Deferred Tax Liability:
    Depreciation and
  Amortizable Assets      $    (33,000)   $         --    $    (11,800)   $         --
                          ============    ============    ============    ============


Net Deferred Income
   Taxes                  $    560,780    $    620,400    $    608,600    $    625,900

Valuation Allowance           (415,780)       (620,400)       (398,900)       (625,900)
                          ------------    ------------    ------------    ------------

Total                     $    145,000    $         --    $    209,700    $         --
                          ============    ============    ============    ============

Velocity Asset Management, Inc. (formerly Tele-Optics, Inc.) generated net operating losses prior to its acquisition of STB, Inc. As a result of the reverse acquisition, the ownership change of Velocity Asset Management, Inc. as of February 3, 2004 limits and reduces the future utilization of the Company's net operating loss carryforwards. These pre-reverse acquisition net operating loss carryforwards will be limited and reduced based upon the applicable Federal and New Jersey rules. Any net operating loss carryforwards for future tax years will be available to offset future taxable income of the consolidated group subject to an annual limit per the Internal Revenue Code Section 382.

For the tax year ending December 31, 2003 (pre-reverse acquisition), the deferred income taxes relating to the tax benefit of the Company's net operating loss carryforwards were offset by a 100% valuation allowance due to the uncertainty of profitable operations in the future.

At December 31, 2004, the Company had unused net operating loss carryforwards of approximately $1,638,200 for Federal purposes and $107,600 for New Jersey purposes. These net operating losses may provide future income tax benefits of approximately $620,400, which will expire between the years 2006 and 2014. The ability to utilize such losses is dependent upon the Company's ability to generate taxable future income as well as the annual limit per the Internal Revenue Code Section 382 versus the expiration dates of the losses. Because some of the losses are due to expire prior to fully utilizing the carryforwards, a valuation reserve has been established for an amount equal to the expected expired amount.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 12 - RECAPITALIZATION

As detailed in Note 2 - Summary of Accounting Policies - Reverse Acquisition, the merger of STB, Inc. into Velocity Asset Management, Inc.'s wholly-owned subsidiary TLOP Acquisition Company, LLC was treated as a reverse acquisition resulting in a recapitalization. The details of the recapitalization are as follows:

                                                              February 3, 2004
                                        -----------------------------------------------------------
                                            Balance           Adjustments               Balance
                                            Prior to          Pursuant to                After
              Equity Account            Recapitalization    Recapitalization       Recapitalization
       ------------------------------   ----------------    ----------------       ----------------
       Common Stock, Par Value          $            100    $         12,905 (A)   $         13,005

       Additional Paid in Capital                    900                (900)(A)                 --

       Retained Earnings (Deficit)              (122,748)            (12,005)(A)           (134,753)
                                        ----------------    ----------------       ----------------

                               Totals   $       (121,748)   $             --       $       (121,748)
                                        ================    ================       ================

(A) A recapitalization adjustment was required to convert the equity section of STB, Inc. (the accounting acquirer in the reverse merger) immediately prior to the reverse merger to the equity section of the newly acquired public shell immediately following the reverse merger.

This recapitalization adjustment increased the common stock of STB, Inc. from its former value of $100 to the par value of Velocity Asset Management, Inc. (the former public shell entity) of $13,005 (which equals the 13,005,000 shares of outstanding stock times a stated par value of $0.001). The offset of this $12,905 adjustment eliminated the additional paid in capital of $900 and the balance of $12,005 was an adjustment to the entity's retained deficit.


NOTE 13 - COMMON STOCK TRANSACTIONS

Concurrent with and pursuant to the reverse merger between Velocity Asset Management, Inc (formerly Tele-Optics, Inc.) and STB, Inc. (See Note 2 - Summary of Significant Accounting Policies), the Company issued the following shares of common stock to the executive officers of the Company, who were the former shareholders of STB, Inc.:

                  Name of                       Number             Par
             Executive Officers               of Shares *         Value
      ---------------------------------   ----------------   ---------------

      Jack C. Kleinert                           3,064,712   $         3,065
      W. Peter Ragan, Sr.                        1,532,356             1,532
      W. Peter Ragan, Jr.                        1,532,356             1,532
                                          ----------------   ---------------

                                Totals           6,129,423   $         6,129
                                          ================   ===============



* The number of shares represents the post reverse stock split quantities and have been adjusted to reflect the 13:1 reverse stock split, as detailed in Note 14.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 13 - COMMON STOCK TRANSACTIONS (Continued)

Additionally, concurrent with the reverse merger, the Company sold the following shares of common stock pursuant to a private placement to the following shareholder for $500,000:

                  Name of                     Number               Par
                Shareholder                 of Shares *           Value
        --------------------------        ---------------    ---------------

        David Grantatell                          562,500    $           563
                                          ===============    ===============


* The number of shares represents the post reverse stock split quantities and have been adjusted to reflect the 13:1 reverse stock split, as detailed in Note 14.


NOTE 14 - REVERSE STOCK SPLIT AND CHANGE IN NUMBER OF SHARES OF CAPITAL STOCK AUTHORIZED

On April 8, 2004, the Company amended its certificate of incorporation to (a) effect a 13-for-1 reverse split of the Company's then issued and outstanding shares of common stock and (b) change the total authorized shares of capital stock to 50,000,000 shares, of which 40,000,000 are classified as common stock, par value $.001 per share, and 10,000,000 are classified as preferred stock, par value $.001 per share. As of September 30, 2005, the total common stock issued and outstanding was 15,972,556 with a par value of $15,973 and there was no preferred stock issued or outstanding. All references to share numbers or earnings or loss per share contained in the financial statements to which these notes relate give effect to the Reverse Split.

NOTE 15 - OUTSTANDING WARRANTS AND OPTIONS

At September 30, 2005, the Company had issued outstanding warrants and an option to purchase 4,126,660 shares of its common stock at prices ranging from $1.04 to $2.50 per share. Warrants to purchase 2,999,500 shares of common stock, (as adjusted for the 13:1 reverse stock split) were granted pursuant to the Merger Agreement effective February 3, 2004 and expire after a period of five years. The second warrants and the option (1,077,160 shares of common stock) were granted pursuant to private offerings and/or in lieu of services rendered and expire after a period of five years. The remaining warrants (50,000 shares of common stock) were granted as compensation to an independent consultant in lieu of services rendered and have an expiration date of March 31, 2009.

NOTE 16 - STOCK BASED COMPENSATION

Stock Based Compensation to Non-Employees
-----------------------------------------

On January 30, 2004, we entered into a Business Advisory Agreement with Lomond International, Inc., ("Lomond") an unrelated corporation, pursuant to which the Company issued warrants exercisable for a five year period to purchase an aggregate of 200,000 shares of common stock at an exercise price of $1.04 per share in exchange for business advisory services for a period of one year. The principal service of which was the acquisition of Tele - Optics, Inc. on February 3, 2004. As required by EITF 96-18, the warrants were valued as of the date in which significant performance required by the contract was completed. The fair value of the common stock at the date of issuance to Lomond was $0.08 per share, the closing bid price of Tele-Optics, Inc.'s common stock as reported by the OTC Bulletin Board on February 3, 2004. Using the Black-Scholes model the total compensation charge for the service contract with Lomond was $5,134 and the fair value of each equity instrument at the February 3, 2004 measurement date is $0.03. The expense recorded for this contract is $5,134 and is included in consulting fee expense.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 16 - STOCK BASED COMPENSATION (Continued)

Stock Based Compensation to Non-Employees (Continued)
-----------------------------------------------------

On December 16, 2004, the Company entered into an independent consulting agreement with The Del Mar Consulting Group, Inc., an unrelated California corporation ("Del Mar"). The Consultant agreed to provide specified public relations services for a period of one year. As compensation for such service, the Company issued as a commencement bonus, 100,000 shares of common stock and a non-qualified stock option exercisable for five years to purchase 250,000 shares of common stock at a price of $2.50 per share. The total compensation charge for the common stock issued to Del Mar was $150,000 and the fair value of the common stock at the December 16, 2004 measurement date was $1.50 per share, the closing bid price of Velocity Asset Management, Inc.'s common stock as reported by the OTC Bulletin Board on December 16, 2004. As required by EITF 96-18, the non-qualified stock option was valued as of the inception of the contract. Using the Black-Scholes model the total compensation charge for the non-qualified stock option issued under the service contract with Del Mar was $249,041 and the fair value of each share subject to the option at the December 16, 2004 measurement date is $1.00. The expense recorded for this contract is $399,041 and is included in consulting fee expense.

On September 1, 2005, the Company entered into an Independent Consulting Agreement (the "Agreement") with Lomond International, Inc., an unrelated North Carolina corporation (the "Consultant"), pursuant to which the Consultant agreed to provide certain specified business advisory services for a period of one year. As compensation for such services, we agreed to sell to the Consultant, as a commencement bonus, a warrant to purchase 50,000 shares of the Company's common stock with an exercise price of $2.50 per share, and an expiration date of March 31, 2009, for an aggregate purchase price of $2,500. The warrant entitles the holder to participate in all forward and reverse stock splits and stock dividends and has a one-time piggy-back registration right on the warrant and the shares of common stock underlying the warrant. Using the Black-Scholes model the total compensation charge for the service contract with Lomond was $18,649 and the fair value of each equity instrument at the September 1, 2005 measurement date was $0.37. The expense recorded for the contract is $18,649 and is included in consulting fee expense.

None of the contracts contain a "substantial incentives for non-performance" as that term is defined under EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", or provisions for the forfeiture of the warrants/options in the event of non-performance.

The Company did not issue any warrants/options as stock based compensation for the year ended December 31, 2003.

Stock Based Compensation for Employees
--------------------------------------

The Company has adopted the disclosure requirements of SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" effective December 2002. SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation and also amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting SFAS" No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which was released in December 2002 as an amendment of SFAS No. 123.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 16 - STOCK BASED COMPENSATION (Continued)

Stock Based Compensation for Employees (Continued)
--------------------------------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"). This statement revises and supersedes FASB Statement No. 123, "Accounting for Share-Based Compensation" and requires that the cost of all share-based payments be recognized in the financial statements. For public entities that file as small business issuers--as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The effective date for implementation of SFAS 123R for the Company will be January 1, 2006. For the nine months ended September 30, 2005 and 2004, the Company had no equity based compensation.


NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash was expended for interest in the amount of $364,567, $338,118, $373,112, and $262,217 for the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively. Cash was expended for income taxes in the amount of $361,141, $8,122, $7,568, and $2,892 for the nine months ended September 30, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively.

On August 12, 2004, the Company exchanged $3,676,252 of its existing indebtedness ("the Obligations") for 4,084,724 shares of the Company's common stock, par value $.001 per share, at a rate of one share per $0.90 of the Obligations. The effective date of this conversion of debt to equity is retroactive to July 1, 2004. The non-cash transaction was as follows:

         Number of Shares Issued                             4,084,724
         Times: Corresponding Stock Valuation             $       1.60
                                                          ------------
         Total Stock Value Issued in Exchange             $  6,535,559
                                                          ============

         Total common stock issued                        $      4,085
         Total additional paid in capital                    6,531,474
                                                          ------------
         Total                                            $  6,535,559
                                                          ============

         Total Debt Extinguished
           Short-term borrowings under line of credit     $    905,476
           Notes payable                                     2,455,056
           Accrued interest payable                            229,221
           Accrued interest expense                             86,499
                                                          ------------
           Total Debt Extinguished                           3,676,252
           Loss on Extinguishment of Debt                    2,859,307
                                                          ------------
         Total                                            $  6,535,559
                                                          ============

NOTE 18 - CONCENTRATIONS OF CREDIT RISK

The consolidated entities maintain cash balances at one institution located in central New Jersey. The amounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000 per entity. The amount at risk at September 30, 2005 and 2004 and December 31, 2004 and 2003 were $28,433, $16,778, $1,188,413 and $335,948, respectively. The Company considers the risk to be minimal.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 19 - SUBSEQUENT EVENTS

Financing
---------

On October 27, 2005, Velocity Asset Management, Inc. (the "Company") and its wholly owned subsidiary, J Holder, Inc. ("J Holder"), entered into a Securities Purchase Agreement with an institutional investor relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million (the "Debenture"), and an associated common stock purchase warrant (the "Warrant") to purchase 200,000 shares of the Company's common stock at an exercise price of $3.10 per share. Net proceeds from the financing ($1,770,000) are to be used primarily for working capital purposes including, but not limited to, the purchase of distressed real property interests and distressed consumer receivable portfolios.

The Debenture was issued with an initial conversion price of $4.00 per share and provides for full ratchet anti-dilution protection (in certain circumstances). At the initial conversion price, the Debenture is convertible into an aggregate of 450,000 shares of common stock. The Debenture bears interest at 10% per annum, payable monthly on the first day of each calendar month, beginning on November 1, 2005. Interest is payable in cash or, at the Company's option, in shares of common stock provided certain conditions are satisfied. On or after April 1, 2006, the Debenture will be convertible into shares of common stock at a price equal to $2.525 per share (125% of the 5 day average closing price immediately prior to the closing date).

Beginning on April 1, 2006, the Company is obligated to repay the Debenture in monthly payments equal to 1/12 of the outstanding principal amount, in cash; provided, however, that upon the satisfaction of certain conditions, such payment may be made in shares of the Company's common stock based on a conversion price equal to 85% of the average of the three lowest closing prices of the Company's common stock during the ten trading days immediately prior to the applicable monthly payment date.

At any time after the issuance date and prior to March 31, 2006, the Debenture may be redeemed at the election of the Company at the principal amount, plus accrued but unpaid interest, subject to the satisfaction of certain conditions. Upon the occurrence of a change of control, a fundamental transaction or the sale of certain specified assets as set forth in the Debenture, the holder may require the Company to redeem the Debenture at the principal amount, plus accrued and unpaid interest, subject to the satisfaction of certain conditions.

The purchaser of the Debenture was granted (i) a security interest in the assets of the Company and the assets of the Company's subsidiaries, J Holder, TLOP Acquisition Company, LLC, VOM, LLC and SH Sales, Inc. (the "Subsidiary Guarantors"), and (ii) a pledge of the Company's direct and indirect ownership of its subsidiaries, each of which are subject to the liens of holders of existing indebtedness, permitted liens and permitted indebtedness. Additionally, the Subsidiary Guarantors have agreed to guarantee the obligations of the Company under the Debenture and the other transaction documents.

The Debenture is also guaranteed personally by each of John C. Kleinert, the Company's President and Chief Executive Officer, W. Peter Ragan, Sr., the Company's Vice President and W. Peter Ragan, Jr., President of the Company's wholly owned Velocity Investments, LLC subsidiary.

The Warrant was issued with an exercise price of $3.10 per share, provides for full ratchet anti-dilution protection in certain circumstances and contains a cashless exercise provision. The Warrant is exercisable for an aggregate of 200,000 shares of common stock, and if fully exercised for cash at the initial exercise price, the Warrant would yield approximately $620,000 of additional proceeds to the Company.

                VELOCITY ASSET MANAGEMENT, INC. AND SUBSIDIARIES
                          (Formerly Tele-Optics, Inc.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
    (Unaudited for the information related to September 30, 2005 and 2004 and audited for the information related to December 31, 2004 and 2003)

NOTE 19 - SUBSEQUENT EVENTS (Continued)

Financing (Continued)
---------------------

The Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the Debenture and the shares issuable upon exercise of the Warrant.

Pursuant to the Securities Purchase Agreement, the investor has certain rights to participate in future financings of the Company. In addition, subject to certain exceptions, for a period of 90 days after the effective date of the registration statement (described above), the Company may not issue shares of common stock or common stock equivalents

The holder may not convert the Debenture or exercise the Warrant to the extent that, after giving effect to such conversion or exercise, as the case may be, the holder would beneficially own in excess of 4.99% of the number of shares of common stock of the Company outstanding immediately after giving effect to such conversion or exercise, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Board Expansion
---------------

The Company expanded its board to five members on November 7, 2005 and appointed three new directors. The new board members are Mr. Steven Marcus, Dr. Michael Kelly and Mr. David Granatell. They join existing board members Jack Kleinert, Chief Executive Officer of the Company, and W. Peter Ragan, Sr., Vice President of Company. In connection with these appointments the board expects to establish an audit committee consisting of Steve Marcus, Dr. Michael Kelly and Dave Granatell. The board has determined that Steve Marcus is an audit committee financial expert and that each of three new directors is "independent" as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The Company expects to constitute a compensation committee that will consist solely of its three new independent directors.

--------------------------------------------------------------------------------

     No dealer, salesperson or other
person is authorized to give any
information or to represent anything not
contained in this prospectus. You must
not rely on any unauthorized information
or representations. This prospectus is
an offer to sell only the shares offered
hereby, but only under circumstances and
in jurisdictions where it is lawful to           Velocity Asset Management, Inc.
do so. The information contained in this prospectus is current only as of its date.
                                                1,364,005 shares of common stock
     You should rely only on the
information contained in this document.
We have not authorized anyone to provide you with information that is different.
This document may only be used where it
is legal to sell these securities. The
information in this document may only be accurate on the date of this document.

     Additional risks and uncertainties
not presently known or that are                         -------------------
currently deemed immaterial may also
impair our business operations. The                          PROSPECTUS
risks and uncertainties described in
this document and other risks and                       -------------------
uncertainties which we may face in the
future will have a greater impact on
those who purchase our common stock.
These purchasers will purchase our
common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.



                                                                          , 2005


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Our certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

         Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

      Securities and Exchange Commission Registration Fee.........       $423.62

      Accounting Fees and Expenses*...............................

      Legal Fees and Expenses*....................................    $15,000.00

      Blue Sky Fees and Expenses (including legal fees)*..........

      Miscellaneous*..............................................

      TOTAL.......................................................       $50,000

*        Estimated and subject to amendment

Item 26.  Recent Sales of Unregistered Securities.

         In the last three years, we sold the following unregistered securities:

         On January 16, 2003, we issued 150,000 shares of our common stock (before giving effect to the one-for-13 reverse stock split) for $3,000 (or $.02 per share (before giving effect to the one-for-13 reverse stock split)). $2,000 had been received in 2002 and the remaining $1,000 was received in January 2003.

         On June 10, 2003, we sold 1,200,000 shares of our common stock (before giving effect to the one-for-13 reverse stock split) to two of our officers, 500,000 shares (before giving effect to the one-for-13 reverse stock split) to a corporation wholly-owned by the son of our president, and 1,200,000 shares (before giving effect to the one-for-13 reverse stock split) to two unrelated parties for a total of $7,500 ($.0025 per share (before giving effect to the one-for-13 reverse stock split)).

         The three stockholders of STB received: (a) an aggregate of 6,129,423 shares of our common stock, (b) the right to receive an aggregate of 1,808,077 additional shares of our common stock upon amendment of our certificate of incorporation to increase the total number of shares of capital stock that we are authorized to issue (completed March 2004), and (c) warrants to purchase during a period of five years an aggregate of 2,437,000 shares of our common stock at an exercise price of $1.04 per share on February 3, 2004 in connection with our acquisition of all of the issued and outstanding common stock of STB.

         In connection with the STB merger, we completed a private placement to an accredited investor of 562,500 shares of our common stock and a warrant exercisable for a period of five years to purchase an aggregate of 562,500 shares of our common stock at an exercise price of $1.04 per share in exchange for an aggregate cash consideration of $500,000.

         On February 5, 2004, we entered into a Business Advisory Agreement with Lomond International, Inc. Pursuant to this agreement we issued Lomond International, Inc. a warrant exercisable for a five year period to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $1.04 per share in exchange for business advisory services.

         In August 2004, effective as of June 30, 2004, we issued an aggregate of 4,084,724 shares of our common stock to three holders of $3,676,252 of our indebtedness, including our Chief Executive Officer, Jack C. Kleinert, in exchange for the cancellation thereof on the basis of one share per $.90 of indebtedness.

         On December 16, 2004, we entered into an Independent Consulting Agreement with The Del Mar Consulting Group, Inc., an unrelated California corporation, pursuant to which Del Mar agreed to provide certain specified public relations services for a period of one year. As compensation for such services, we issued to Del Mar, as a commencement bonus, 100,000 shares of our common stock and a nonqualified stock option to purchase 250,000 shares of our common stock exercisable for five years at a price of $2.50 per share.

         From October 2004 through January 3, 2005, we raised an aggregate of $3,363,529.50 of additional equity capital by the sale of 2,242,353 units of its securities in private placement to 42 accredited investors. Each unit is comprised of one share of our common stock and a warrant to purchase one-fifth of a share of our common stock for $2.50 per share exercisable for a period of five years. The investors paid $1.50 per unit, for aggregate gross proceeds of $3,363,529.50.

         On November 30, 2004, we issued warrants exercisable for a five year period to purchase an aggregate of 178,688 shares of our common stock at an exercise price of $2.50 per share as finders' fees in connection with our private placement. The warrants were issued to the following persons/entities in the amounts indicated:

Name                                               No. of Warrants

Thomas Corcoran                                    31,685
Don Freimark                                        7,500
Freimark Blair & Co.                                2,854
Lomond International, Inc.                         24,033
Robert A. Kleinert                                 54,000
The Del Mar Consulting Group, Inc.,                85,000

         On April 15, 2005, we sold three promissory notes in the principal amount of $100,000, $150,000 and $100,000 each to three accredited investors in a private placement. Each of the notes bears interest at the rate of 7% per annum and interest is payable in quarterly installments commencing June 30, 2005. The entire principal of each note is payable on April 15, 2006 unless the holder thereof gives written notice to the us 90 days prior to April 15, 2006 that it elects to extend his, her or its note, in which event the entire principal thereof is payable on April 15, 2007.

         On each of June 14, 2005 and July 14, 2005, we issued an aggregate of 22,429 additional shares pro rata to the investors in the private placement referred to above for no additional consideration on account of this registration statement not having been declared effective on or before May 31, 2005 as provided in the subscription agreement with each of the investors.

         On September 1, 2005, we entered into an Independent Consulting Agreement with Lomond International, Inc., an unrelated North Carolina corporation, pursuant to which Lomond agreed to provide certain specified business advisory services for a period of one year. As compensation for such services, we agreed to sell to the consultant a warrant to purchase 50,000 shares of our common stock with an exercise price of $2.50 per share, and an expiration date of March 31, 2009, for an aggregate purchase price of $2,500.00.

         On October 27, 2005, we and our wholly owned subsidiary, J Holder, Inc., entered into a Securities Purchase Agreement with DKR SoundShore Oasis Ltd. relating to a sale of a 10% Secured Convertible Debenture, due April 27, 2007, in the aggregate principal amount of $1.8 million (the "Debenture"), and an associated common stock purchase warrant (the "Warrant") to purchase 200,000 shares of the Company's common stock at an exercise price of $3.10 per share.

         All of the offers and sales referred to above were in private offerings to accredited investors (as such term is defined in Regulation D) in reliance upon the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated under such act by the Commission. Each of the purchasers was furnished with information about us and had the opportunity to verify such information. Additionally, we obtained a representation from each purchaser of such purchaser's intent to acquire the securities for the purpose of investment only, and not with a view toward the subsequent distribution thereof. The securities bear appropriate legends and we have issued stop transfer instructions to our transfer agent.


Item 27.  Exhibits and Reports on Form 8-K.

         The following exhibits are filed with this registration statement.

         Number         Description
--------------------------------------------------------------------------------

          2.1 Agreement and Plan of Merger dated as of February 3, 2004, by and among Tele-Optics, Inc., TLOP Acquisition Company, L.L.C., STB, Inc., John C. Kleinert, W. Peter Ragan, Sr. and W. Peter Ragan, Jr (1)

          3.1           Certificate of Incorporation   (2)

         3.1(2)         Amendment to Certificate of Incorporation (3)

         3.(3)          By-laws, as currently in effect  (2)

          4.1           Intentionally Omitted

          4.2           Intentionally Omitted

          4.3 Loan and Security Agreement, dated as of January 27, 2005, by and between Velocity Investments, LLC and Wells Fargo Foothill, Inc. (6)

          4.4 General Continuing Guaranty, dated January 27, 2005, executed by Registrant in favor of Wells Fargo Foothill, Inc. (6)

          4.5 Security and Pledge Agreement, dated as of January 27, 2005, by and between Registrant and Wells Fargo Foothill, Inc. (6)

          4.6 Subordination Agreement, dated as of January 27, 2005, by and between Registrant and Wells Fargo Foothill, Inc. (6)

          4.7           Form of promissory note issued on April 15, 2005  (7)

          4.8           10% Convertible Debenture due April 27, 2005 (15)

          4.9           Common Stock Purchase Warrant (15)

          4.10          Form of Specimen Certificate of Common Stock+

          5.1           Opinion of Ellenoff Grossman & Schole LLP(+)

          10.1 Business Advisory Agreement, dated as of February 5, 2004, by and between Lomond International, Inc. and Registrant (8)

          10.2 Employment Contract, dated as of September 8, 2004, by and between Registrant and James J. Mastriani (9)

          10.3 Independent Consulting Agreement, dated December 16, 2004, between Registrant and The Del Mar Consulting Group, Inc. (10)

          10.4 Non-qualified Stock Option Agreement, dated December 16, 2004, between Registrant and The Del Mar Consulting Group, Inc. (10)

          10.5 Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and STB, Inc. (n/k/a Velocity Asset Management, Inc.)

          10.6 Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and Registrant (11)

          10.7 Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and J. Holder, Inc.(11)

          10.8 Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1, 2004, between John C. Kleinert and J. Holder, Inc. (11)

          10.9 Employment Agreement, dated as of January 1, 2004, between Velocity Investments, LLC and W. Peter Ragan, Jr. (11)

         10.10 Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1, 2004, between W. Peter Ragan, Jr. and Velocity Investments, LLC (11)

         10.11 Employment Agreement, dated as of January 1, 2004, between VOM, LLC and W. Peter Ragan, Sr. (11)

         10.12 Addendum, dated September 1, 2004, to Employment Agreement, dated as of January 1, 2004, between W. Peter Ragan, Sr. and VOM, LLC (11)

         10.13 Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and Velocity Investments, LLC (11)

         10.14 Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and VOM, LLC (11)

         10.15 Retainer Agreement, dated as of January 1, 2005, between Ragan & Ragan, P.C. and J. Holder, Inc. (11)

         10.16          Form of Legal Collection Agreement (11)

         10.17 Real Estate Joint Venture Agreement dated as of June 2, 2005, executed by J. Holder, Inc. and Groveland Estates, LLC (12)

         10.18 Consulting Agreement dated as of September 1, 2005 with Lomond International, Inc. (14)

         10.19          Securities Purchase Agreement dated October 27, 2005(15)

         10.20          Registration Rights Agreement dated October 27, 2005(15)

         10.21          Security Agreement dated October 27, 2005 (15)

         10.22          Subsidiary Guarantee dated October 27, 2005 (15)

          21.1          Subsidiaries of the Registrant (+)

          23.1          Consent of Ellenoff Grossman & Schole LLP (contained in
                        Exhibit 5.1)

          23.2          Letter of Robert C. Seiwell, Jr. CPA    (13)

          23.3          Consent of Cowan, Gunteski & Co., P.A. (*)



------------------------
*        Filed herewith.
+        To be filed by amendment.
(1) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2004.
(2) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33.13609A) filed with the Securities and Exchange Commission.
(3) Incorporated by reference to Registrant's Definitive Information Statement filed with the Securities and Exchange Commission on March 19, 2004.
(4) Incorporated by reference to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on April 15, 2005.
(5) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2004.
(6) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2005.
(7) Incorporated by reference to Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 19, 2005.
(8) Incorporated by reference to Schedule 13D filed by Lomond International, Inc. with the Securities and Exchange.
(9) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2004.

(10) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2005.
(11) Filed as part of Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-122062, filed with the Securities Exchange Commission on March 16, 2005.
(12) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2005.
(13) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2004.
(14) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2005.
(15) Incorporated by reference to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2005.

* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any additional or changed material information on the plan of distribution;

(2) For the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time shall be deemed to be the bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on the 8th day of December, 2005.

                                       VELOCITY ASSET MANAGEMENT, INC.

                                       By: /s/ JOHN C. KLEINERT
                                           -------------------------------------
                                           John C. Kleinert
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John C. Kleinert, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Person                             Capacity                                    Date
            ------                             --------                                    ----

/s/ JOHN C. KLEINERT              Chief Executive Officer, President,
-----------------------------     Chairman of the Board and Director                  December 8, 2005
John C. Kleinert

/s/ W. PETER RAGAN SR.
 ----------------------------     Vice President, Director                            December 8, 2005
W. Peter Ragan Sr.

/s/ STEVEN MARCUS
-----------------------------     Director                                            December 8, 2005
Steven Marcus

/s/ DR. MICHAEL KELLY
-----------------------------     Director                                            December 8, 2005
Dr. Michael Kelly

/s/ DAVID GRANATELL
-----------------------------     Director                                            December 8, 2005
David Granatell

/s/ JAMES J. MASTRIANI
-----------------------------     Chief Financial Officer, Chief Legal                December 8, 2005
James J. Mastriani                Officer, Secretary, Treasurer

                                      S-1